EXHIBIT 1.1

ARTICLES OF ASSOCIATION

OF

YANZHOU COAL MINING COMPANY LIMITED

(Amended Articles of Association of Yanzhou Coal Mining Company Limited as approved by the shareholders on 21 April 2006 and November 10, 2006, respectively)

ARTICLES OF ASSOCIATION

OF YANZHOU COAL MINING COMPANY LIMITED

Chapter 1	General Provisions
Chapter 2	The Company’s Objectives and Scope of Business
Chapter 3	Shares and Registered Capital
Chapter 4	Reduction of Capital and Repurchase of Shares
Chapter 5	Financial Assistance for Acquisition of Shares
Chapter 6	Share Certificates and Register of Shareholders
Chapter 7	Shareholders’ Rights and Obligations
Chapter 8	Shareholders’ General Meetings
Chapter 9	Special Procedures for Voting by a Class of Shareholders
Chapter 10	Board of Directors
Chapter 11	Secretary of the Board of Directors
Chapter 12	General Manager and Senior Officers etc
Chapter 13	Supervisory Committee
Chapter 14	The Qualifications and Duties of the Directors, Supervisors and Senior Officers of the Company
Chapter 15	Financial and Accounting Systems, Profit Distribution and Internal Audit
Chapter 16	Appointment of Auditors
Chapter 17	Insurance
Chapter 18	Labour and Personnel Management Systems
Chapter 19	Trade Unions
Chapter 20	Merger and Division of the Company
Chapter 21	Dissolution and Liquidation
Chapter 22	Procedures for Amendment of the Company’s Articles of Association
Chapter 23	Dispute Resolution
Chapter 24	Supplementary

ARTICLES OF ASSOCIATION OF

YANZHOU COAL MINING COMPANY LIMITED

CHAPTER 1: GENERAL PROVISIONS

Article 1.	These Articles of Association are drawn up in accordance with the “Company Law of the People’s Republic of China” (the “Company Law”), the “Securities Law of the People’s Republic of China”, the “Mandatory Provisions for the Articles of Association of the Company to be Listed Overseas” (“Mandatory Provisions”) and other relevant laws and regulations with the aims of protecting the legitimate interests of Yanzhou Coal Mining Company Limited (the “Company”) and its shareholders and creditors, and regulating the organization and conducts of the Company.	Guide 1

Article 2.	The Company is a joint stock limited company established in accordance with the Company Law, “State Council’s Special Regulations Regarding the Issue of Shares Overseas and the Listing of Shares Overseas by Companies Limited by Share” (the “Special Regulations”) and other relevant laws and regulations of the State.	MP1

The Company was established by way of promotion with the approval of the People’s Republic of China’s State Commission for Restructuring the Economic System on 24 September 1997, as evidenced by approval document Ti Gai Sheng [1997] no. 154 of 1997. It is registered with and has obtained a business licence from China’s State Administration Bureau of Industry and Commerce on 25 September 1997. The Company’s business licence number is: Qi Gu Lu Zong Zi No. 003929.

The promoter of the Company is: Yankuang (Group) Corporation Ltd.

Article 3.	The Company’s registered Chinese name: The Company’s registered English name: Yanzhou Coal Mining Company Limited	MP2

Article 4.	The Company’s address : 298 South Fushan Road Zoucheng Shandong Province China Telephone number : 0537-5383310 Facsimile number : 0537-5383311 Postal code : 273500	MP3

Article 5.	The Company’s legal representative is the Chairman of the board of directors of the Company.	MP4

Article 6.	The Company is a joint stock limited company which has perpetual existence.	MP5

Article 7.	The Company’s Articles of Association shall take effect from the date of incorporation of the Company.	MP6

From the date on which these Articles of Association come into effect, this Articles of Association shall constitute a legally binding document regulating the Company’s organisation and activities, and the rights and obligations between the Company and each shareholder and among the shareholders inter se.

Article 8.	These Articles of Association are binding on the Company and its shareholders, directors, supervisors, general manager, deputy general managers and other senior officers of the Company; all of whom are entitled, according to these Articles of Association, to make suggestions in respect of rights concerning the affairs of the Company.	MP7

A shareholder may take action against the Company pursuant to these Articles of Association and vice versa. A shareholder may also take action against another shareholder, the directors, supervisors, general manager, deputy general managers and other senior officers of the Company pursuant to these Articles of Association.

The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

Article 9.	All assets of the Company are divided into shares of equal value. The shareholders are liable for the Company up to the amount of shares they subscribed and all the Company’s assets are made liable for its debts.	MP8

The Company may invest in other limited liability companies or limited stock companies. The Company is liable for an invested company up to the amount of capital it contributes to the invested company.

Article 10	Senior officers of the Company refer to the Company’s general manager, deputy general manager, financial controller, chief engineer and secretary to the board of directors.	Guide 11

CHAPTER 2: THE COMPANY’S OBJECTIVES AND

SCOPE OF BUSINESS

Article 11.	The Company’s objectives are:	MP9

(a) To comply with the laws and regulations in the market;

(b) To continue to explore business opportunities which are suitable for the Company;

(c) To fully utilise every resource of the Company;

(d) To place emphasis on the training of its employees and technological development;

(e) To provide the society with products which are competitive; and

(f) To use its best endeavours to maximise its profits.

Article 12.	The Company’s scope of business shall be consistent with and subject to the scope of business approved by the authority responsible for the registration of the Company.	MP10

The Company’s scope of business includes:

The business scope of the company includes: mining, selection and the sale of coal; transportation of cargo; the production, sale and leasing of machinery equipments and parts, electronic products; the sale of metal materials, chemical products, construction materials, timber, flammable materials, grease and rubber products; the production and sale of other mining materials; the production and sale of knitted products; composite of mining, science and technology services; property development within the mining areas; the provision of dining, accommodation and tourist services; the storage and discharge of coals at sea ports; the provision of inland water transports; the provision of commodity logistics services; and the provision of ships repairing work; production and sale of coal residual stones as construction material products.

Subject to compliance with applicable laws and administrative regulations of the People’s Republic of China (“PRC”) the Company has the power to raise and borrow money which power includes (without limitation) the issue of debentures, the charging or mortgaging of part or whole of the Company’s business or properties and to provide guarantees or mortgages for the debts of third parties (including, without limitation, the subsidiaries or associated companies of the Company) in all types of circumstances.

CHAPTER 3: SHARES AND REGISTERED CAPITAL

Article 13.	There must, at all times, be ordinary shares in the Company. Subject to the approval of the companies approving department authorised by the State Council, the Company may, according to its requirements, create different classes of shares.	MP11

Article 14.	Shares of the Company are in the form of share certificates.	Guide 14

Article 15.	The issue of shares by the Company shall adhere to the principles of openness, fairness and equitable. Every share of the same class shall rank pari passu to every other share of the same class.	Guide 15

Shares of the same class issued at the same time shall have the same terms and price. The same amount of money is payable by a unit or an individual subscribing the share.

Article 16.	The shares issued by the Company shall each have a par value of Renminbi one yuan. “Renminbi” means the legal currency of the PRC.	MP12

Article 17.	Subject to the approval of the State Council Securities Policy Committee, the Company may issue shares to Domestic Investors and Foreign Investors.	MP13

“Foreign Investors” mean those investors who subscribe for the Company’s shares and who are located in foreign countries and in the regions of Hong Kong, Macau and Taiwan. “Domestic Investors” mean those investors who subscribe for the Company’s shares and who are located within the territory of the PRC.

Article 18.	Shares which the Company issues to Domestic Investors for subscription in Renminbi shall be referred to as “Domestic-Invested Shares”. Shares which the Company issues to Foreign Investors for subscription in foreign currencies shall be referred to as “Foreign-Invested Shares”. Foreign-Invested Shares which are listed overseas are called “Overseas-Listed Foreign-Invested Shares”. “Foreign currencies” mean the legal currencies of countries or districts outside the PRC which are recognised by the foreign exchange authority of the State and which can be used to pay the share price to the Company.	MP14, App.39

Domestic-Invested Shares issued by the Company shall be referred to as “A Shares”. Overseas-Listed Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as “H Shares”. H Shares as shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States in the form of American Depository Receipts.

Article 19.	Subject to the approval of the companies approving department authorised by the State Council, the Company has issued a total of 4,918,400,000 ordinary shares, of which 1,670,000,000 ordinary shares were issued to the promoters at the time of establishment.	MP15, App.39

Article 20.	The share capital structure of the Company is as follows: 4,918,400,000 ordinary shares, of	MP16,

	which (a) 2,600,000,000 shares, which represent 52.86% of the Company’s share capital, are held by Yankuang (Group) Corporation Ltd. as domestic legal person shares; (b) 1,958,400,000 shares, which represent 39.82% of the Company’s share capital, are held by the H Shares shareholders; and (c) 360,000,000 shares, which represent 7.32% of the Company’s share capital, are held by the A Shares shareholders.	App. 39

Article 21.	The Company’s board of directors may take all necessary action for the issuance of Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares after proposals for issuance of the same have been approved by the State Council’s securities authorities.	MP17

The Company may implement its proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the State Council’s securities authorities.

Article 22.	Where the total number of shares stated in the proposal for the issuance of shares include Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, such shares should be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for all at once due to special circumstances, the shares may, subject to the approval of the State Council’s securities authorities, be issued in separate branches.	MP18

Article 23.	The registered capital of the Company shall be RMB4,918,400,000. The Company shall register its registered capital with the state industry and commerce department and make the necessary filings with the companies approving department authorised by the State Council and the State Council’s securities authorities.	MP19

Article 24.	The Company may, based on its operating and development needs, authorise the increase of its capital pursuant to these Articles of Association.	MP20

The Company may increase its capital in the following ways:

(1) by offering new shares for subscription by specified or unspecified investors;

(2) by issuing new shares to its existing shareholders;

(3) by allotting bonus shares to its existing shareholders;

	(4) by transferring from reserve;	Guide 21

(5) by any other means which is permitted by law and administrative regulation.

After the Company’s increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of these Articles of Association, the issuance thereof should be made in accordance with the procedures set out in the relevant laws and administrative regulations.

Article 25.	Unless otherwise stipulated in the relevant laws or administrative regulations, shares in the Company shall be freely transferable and are not subject to any lien.	MP21, App.31(2)

Article 26	The Directors, Supervisors and Senior Officers of the Company shall declare to the Company their holdings in the Company’s shares and inform the same if there are any changes in their holdings subsequently. During their terms of office, shares being transferred every year must not exceed 25% of their holdings in the Company’s shares. No transfer of their holdings shall be made within one year after the Company’s shares were listed. No transfer of their holdings in the Company’s shares shall be made within six months after they cease to hold their respective offices.	Guide 28

Article 27

When Directors, Supervisors or Senior Officers of the Company or shareholders holding more than 5% of the shares of the Company sell their shares within six months after they are acquired or purchase shares within six months after they are disposed of, the board of directors shall repatriate any profits derived from such dealings and the profits derived shall belong to the Company. However, for securities companies which have acquired shares underwritten and become shareholders having more than 5% of the shares of the Company shall not be restricted by the six-month restriction mentioned above when they sell their shares.

If the board of directors fails to enforce the provisions as set out above, the shareholders are entitled to request the board of directors to enforce them within thirty days. If the board of directors still fails to enforce within the said timeline, the shareholders are entitled to commence legal proceeding at the People’s Court directly in their own names in the interests of the company.

If the board of directors fails to enforce the first clause, the directors responsible shall be liable pursuant to the laws.”

Guide 29

Article 28	The Company shall not accept the Company’s shares as the object of a pledge.

CHAPTER 4: REDUCTION OF CAPITAL AND

REPURCHASE OF SHARES

Article 29.	The Company may reduce its registered share capital. In so doing, it shall act according to the Company Law, other relevant provisions and these Articles of Association.	Guide 22

Article 30.	The Company must prepare a balance sheet and an inventory of assets when it reduces its registered capital.	MP23, App.37(1)

The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution for reduction of capital and shall publish an announcement in a newspaper at least three (3) times within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receipt of the notice from the Company or, in the case of a creditor who does not receive such notice, within ninety (90) days of the date of the first public announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.

The Company’s registered capital may not, after the reduction in capital, be less than the minimum amount prescribed by law.

Article 31.	The Company may, in accordance with the procedures set out in these Articles of Association and with the approval of the relevant governing authority of the State, repurchase its issued shares under the following circumstances:	MP24

(1) cancellation of shares for the purposes of reducing its capital;

(2) merging with another company that holds shares in the Company;

	(3) granting the shares as incentives to the Company’s staff;	Guide 23

(4) shareholders who disagree with the resolutions for the merger and separation of the Company made in a general meeting may demand the Company to purchase their shares.”

(5) other circumstances permitted by laws and administrative regulations.

The Company shall not repurchase its issued shares except under the circumstances stated above.

Article 32.	The Company may repurchase shares in one of the following ways, with the approval of the relevant governing authority of the State:	MP25

(1) by making a general offer for the repurchase of shares to all its shareholders on a pro rata basis;

(2) by repurchasing shares through public dealing on a stock exchange;

	(3) by repurchasing shares outside of the stock exchange by means of an off-market agreement; (4) by other means as authorized by the competent securities authorities under the State Council.	Guide 24

Article 33.	The Company must obtain the prior approval of the shareholders in a general meeting (in the manner stipulated in these Articles of Association) before it can repurchase shares outside of the stock exchange by means of an off-market agreement. The Company may, by obtaining the prior approval of the shareholders in a general meeting (in the same manner), release, vary or waive its rights under an agreement which has been so entered into.	MP26

An agreement for the repurchase of shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

The Company may not assign an agreement for the repurchase of its shares or any right contained in such an agreement.

Article 34

The Company must obtain the prior approval of the shareholders in a general meeting before it can repurchase shares pursuant to the reasons set out in these Articles of Association 31 (1) to (3). Following shares being repurchased by the Company pursuant to the provisions in Article 31, in the case of (1), the shares repurchased shall be cancelled within 10 days of the completion of the repurchase. In the case of (2) and (4), the shares repurchased shall be transferred or cancelled within six months of the completion of the repurchase.

The aggregate par value of the cancelled shares shall be deducted from the Company’s registered share capital.

The shares the Company repurchases in accordance with the provisions in Article 31(3) shall not be more than 5% of the total issued shares of the Company. The funding for the repurchase shall be provided from the profit after tax. The shares repurchased shall be transferred to the staff within one year.

MP27 Guide 25

Article 35.	Unless the Company is in the course of liquidation, it must comply with the following provisions in relation to repurchase of its issued shares:	MP28

(1) where the Company repurchases shares at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of a new issue of shares made for that purpose;

(2)     where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

(i) if the shares being repurchased were issued at par value, payment shall be made out of the book surplus distributable profits of the Company;

(ii)     if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company’s capital common reserve fund account (including the premiums on the new issue) at the time of the repurchase;

(3) the Company shall make the following payments out of the Company’s distributable profits:

(i) payment for the acquisition of the right to repurchase its own shares;

(ii) payment for variation of any contract for the repurchase of its shares;

(iii) payment for the release of its obligation(s) under any contract for the repurchase of shares;

(4)     after the Company’s registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the Company’s capital common reserve fund account.

CHAPTER 5: FINANCIAL ASSISTANCE FOR ACQUISITION OF SHARES

Article 36.	The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company. This includes any person who directly or indirectly incurs any obligations as a result of the acquisition of shares in the Company (the “Obligor”).	MP29

The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to the Obligor for the purposes of reducing or discharging the obligations assumed by such person.

This Article shall not apply to the circumstances specified in Article 38 of this Chapter.

Article 37.	For the purposes of this Chapter, “financial assistance” includes (without limitation) the following:	MP30

(1) gift;

(2)     guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than compensation in respect of the Company’s own default) or release or waiver of any rights;

(3)     provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of rights under, such loan or agreement;

(4) any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

For the purposes of this Chapter, “assumption of obligations” includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the Obligor or jointly with other persons) or by any other means which results in a change in his financial position.

Article 38.	The following actions shall not be deemed to be activities prohibited by Article 36 of this Chapter:	MP31

(1)     the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some larger purpose of the Company;

(2) the lawful distribution of the Company’s assets by way of dividend;

(3) the allotment of bonus shares as dividends;

(4)     a reduction of registered capital, a repurchase of shares of the Company or a reorganisation of the share capital structure of the Company effected in accordance with these Articles of Association;

(5)     the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits);

(6)     contributions made by the Company to the employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

CHAPTER 6: SHARE CERTIFICATES AND REGISTER OF SHAREHOLDERS

Article 39.	Share certificates of the Company shall be in registered form.	MP32

The share certificate of the Company shall, aside from matters required by the Company Law and the Special Regulations, also contain other matters required to be stated therein by the stock exchange(s) on which the Company’s shares are listed.

Article 40.	Share certificates of the Company shall be signed by the Chairman of the Company’s board of directors. Where the stock exchange(s) on which the Company’s shares are listed	MP33, C.1 Zheng

	require other senior officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior officer(s). The share certificates shall take effect after being sealed or imprinted with the seal of the Company. The share certificate shall only be sealed with the Company’s seal under the authorisation of the board of directors. The signatures of the Chairman of the board of directors or other senior officer(s) of the Company may be printed in mechanical form.	JianHai Han [1995] No. 1 App.32(1)

Article 41.	The Company shall keep a register of shareholders based on the evidence provided by the share registration institution which shall contain the following particulars:	MP34 Guide 30

(1) the name (title) and address (residence), the occupation or nature of each shareholder;

(2) the class and quantity of shares held by each shareholder;

(3) the amount paid-up on or agreed to be paid-up on the shares held by each shareholder;

(4) the share certificate number(s) of the shares held by each shareholder;

(5) the date on which each person was entered in the register as a shareholder;

(6) the date on which any shareholder ceased to be a shareholder.

Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders’ shareholdings in the Company.

Article 42.	The Company may, in accordance with the mutual understanding and agreements made between the State Council Securities Policy Committee and overseas securities regulatory organisations, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register of shareholders for holders of H Shares shall be maintained in Hong Kong.	MP35, C.2 Zheng Jian Hai Han [1997] No. 1 App.13 Pt.D 1(b)

A duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company’s residence. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate register of shareholders at all times.

If there is any inconsistency between the original and the duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original register of shareholders shall prevail.

Article 43.	The Company shall have a complete register of shareholders which shall comprise the following parts:	MP36

(1) the register of shareholders which is maintained at the Company’s residence (other than those share registers which are described in sub-paragraphs (2) and (3) of this Article);

(2)     the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained in the same place as the overseas stock exchange on which the shares are listed; and

(3) the register of shareholders which are maintained in such other place as the board of directors may consider necessary for the purposes of the listing of the Company’s shares.

Article 44.

Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

Amendments or rectification of the register of shareholders shall be made in accordance with the laws of the place where the register of shareholders is maintained.

MP37

Article 45.	All Overseas-Listed Foreign-Invested Shares listed in Hong Kong which have been fully paid-up may be freely transferred in accordance with these Articles of Association. However, unless such transfer complies with the following requirements, the board of directors may refuse to recognise any instrument of transfer and would not need to provide any reason therefor:	C.12 Zheng Jian Hai Han [1995] No. 1

(1)     a fee of HK$2.50 per instrument of transfer or such higher amount as may be agreed by the Stock Exchange has been paid to the Company for registration of the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;

App.31(1)

(2) the instrument of transfer only relates to Foreign-Listed Foreign-Invested Shares listed in Hong Kong;

(3) the stamp duty which is chargeable on the instrument of transfer has already been paid;

(4) the relevant share certificate(s) and any other evidence which the board of directors may reasonably require to show that the transferor has the right to transfer the shares have been provided;

	(5) if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4);	App.31(3)

	(6) the Company does not have any lien on the relevant shares.	App.31(2)

If the Company refuses to register any transfer of shares, the Company shall within two (2) months of formal application for the transfer provide the transferor and transferee with a notice of refusal to register such transfer.

Article 46.	No change may be made in the register of shareholders as a result of a transfer of shares within thirty (30) days prior to the date of a shareholders’ general meeting or within five (5) days before the record date for the Company’s distribution of dividends.	MP38 Guide 28, 29

Article 47.	The board of directors or the convenor of the general meeting shall decide on a date for the determination of rights attaching to shares in the Company when the Company convenes a shareholders’ meeting, distributes dividend, liquidates or engages in activities that required the determination of rights attaching to shares in the Company. The shareholders of the Company shall be such persons who appear in the register of shareholders at the close of such determination date.”	MP39 Guide 31

Article 48.	Any person aggrieved and claiming to be entitled to have his name (title) entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.	MP40

Article 49.	Any person who is a registered shareholder or who claims to be entitled to have his name (title) entered in the register of shareholders in respect of shares in the Company may, if his share certificate (the “original certificate”) relating to the shares is lost, apply to the Company for a replacement share certificate in respect of such shares (the “Relevant Shares”).	MP41, App.37 (1)

	Application by a holder of Domestic-Invested Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article 144 of the Company Law.”	Amendments in the Company Law

Application by a holder of Overseas-Listed Foreign Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Overseas-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.

The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:

(1)     The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration (i) stating the grounds upon which the application is made and the circumstances and evidence of the loss; and (ii) declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

(2)     The Company has not received any declaration made by any person other than the applicant declaring that his name shall be entered into the register of shareholders in respect of such shares before it decides to issue a replacement share certificate to the applicant.

(3)     The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

(4)     The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the stock exchange for a period of ninety (90) days.

In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

(5)     If, by the expiration of the 90 day period referred to in paragraphs (3) and (4) of this Article, the Company has not have received any challenge from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

(6)     Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the original share certificate and document the cancellation of the original share certificate and issuance of a replacement share certificate in the register of shareholders accordingly.

(7)     All expenses relating to the cancellation of an original share certificate and the issuance of a replacement share certificate shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant therefor.

Article 50.	Where the Company issues a replacement share certificate pursuant to these Articles of Association and a bona fide purchaser acquires or becomes the registered owner of such shares, his name (title) shall not be removed from the register of shareholders.	MP42

Article 51.	The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant is able to prove that the Company has acted in a deceitful manner.	MP43

CHAPTER 7: SHAREHOLDERS’ RIGHTS AND

OBLIGATIONS

Article 52.	A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.	MP44, App.39

A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him; shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

Article 53.	The ordinary shareholders of the Company shall enjoy the following rights:	MP45

(1) the right to receive dividends and other distributions in proportion to the number of shares held;

(2) the right to demand for the convening of a shareholders’ meeting, convene a shareholders’ meeting, attend or appoint a proxy to attend shareholders’ meetings and to vote thereat;

(3) the right of supervisory management over the Company’s business operations and the right to present proposals or to raise queries;

	(4) the right to transfer, grant or pledge shares so held in accordance with laws, administrative regulations and provisions of these Articles of Association;	Guide 35(5)

(5) the right to obtain relevant information in accordance with these Articles of Association, including:

(i) the right to obtain a copy of these Articles of Association, subject to payment of costs;

(ii) the right to inspect and copy, subject to payment of a reasonable fee:

(a) all parts of the register of shareholders;

(b) personal particulars of each of the Company’s directors, supervisors and other senior officers, including:

(aa) present and former name and alias;

(bb) principal address (place of residence);

(cc) nationality;

(dd) primary and all other part-time occupations and duties;

(ee) identification documents and the numbers thereof;

(c) report on the state of the Company’s share capital;

(d)     reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of the last accounting year and the aggregate amount paid by the Company for this purpose;

(e) minutes of shareholders’ general meetings;

	(f) the copies of the Company’s debentures, resolutions of the meetings of the board of directors, resolutions of the meetings of the Supervisory Committee, financial and accounting reports	Guide 32

(6) in the event of the termination or liquidation of the Company, the right to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

	(7) for shareholders who disagree with the resolutions for the merger and separation of the Company made in a general meeting, they may demand the Company to purchase their shares.	Guide 32

(8) other rights conferred by laws, administrative regulations and these Articles of Association.

Article 54	Shareholders proposing to inspect the relevant information as set out in the previous Articles or collect information shall produce the relevant proofs of the type and quantity of shares that they are holding to the Company. The Company shall provide the shareholders such information as required after verification of the identities of the shareholders.	Guide 33

Article 55

In the event that the resolution of a shareholders’ meeting or a board meeting is against the law or administrative rules and has infringed the legitimate interest of a shareholder, the shareholder shall have the right to submit to the People’s Court to declare the resolution invalid.

In the event the procedures for convening the shareholders’ meeting and the board of directors meeting and voting thereat violate the law, administrative regulations or the provisions of these Articles, or the content resolved being in contrary to these Articles, the shareholder shall have the right to submit to the People’s Court to rescind the resolution within 60 days after the resolution is made.

Guide 34

Article 56	In the event the directors and senior officers violate the law, administrative regulations or the provisions of these Articles in performing the Company’s duties, and incur a loss to the Company, shareholder(s), either individually or jointly holding more than 1% of the Company’s shares for more than 180 consecutive days shall have the right to submit a written request to the Supervisory Committee for commencing legal proceedings in the People’s Court. In the event the Supervisory Committee violates the law, administrative	Guide 35

regulations or the provisions of these Articles in performing the Company’s duties, and incur a loss to the Company, the shareholders shall have the right to submit a written request to the board of directors for commencing legal proceedings in the People’s Court.

In the event the Supervisory Committee or the board of directors refuses to commence legal proceedings after receiving the written request from the shareholders as provided in the paragraph above, or has not commenced legal proceedings 30 days after receiving the written request, or in case of emergency, without commencing legal proceedings forthwith will result in damages in the interests of the Company considerably difficult to rectify, the shareholders as provided in the paragraph above shall have the right to commence legal proceedings directly in the People’s Court in their own names for the interests of the Company.

In the event the legal interests of the Company are being violated by other parties and incur a loss to the Company, the shareholders as provided in the first paragraph of this Article shall commence legal proceedings in the People’s Court in accordance with the provisions in the earlier two paragraphs.

Article 57	In the event the directors and senior officers violate the law, administrative regulations or the provisions of these Articles, and the rights of shareholders are prejudicially affected, the shareholders shall have the right to commence legal proceeding in the People’s Court.	Guide 36

Article 58.	The ordinary shareholders of the Company shall assume the following obligations:	MP46

(1) to comply with these Articles of Association;

(2) to pay subscription monies according to the number of shares subscribed and the method of subscription;

	(3) no return of capital is allowed apart from those as provided in the laws and regulations;	Guide 37

(4)     The right of the shareholder shall not be abused to infringe the interests of the Company or other shareholders. The independent status of corporate legal person and the limited liabilities of the shareholder shall not be abused to infringe the interests of the Company’s creditors;

The Company’s shareholder who abuses his rights and result in losses to the Company or its other shareholders shall assume indemnity liabilities pursuant to the laws.

The Company’s shareholder who abuses the independent status of corporate legal person and the limited liabilities of the shareholder to avoid debts and seriously infringe the interests of the Company’s creditors shall assume incidental liabilities to the Company’s debts.

(5) other obligations imposed by laws, administrative regulations and these Articles of Association.

Shareholders are not liable to make any further contribution to the share capital other than according to the terms which were agreed by the subscriber of the relevant shares at the time of subscription.

Article 59.	Shareholder holding more than 5% of the shares with voting right in the Company shall submit a written report to the Company when creating a pledge over its shares on the date the same is effected.	Guide 38

Article 60.	In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which the Company’s shares are listed, a controlling shareholder (as such term is defined in the following Article) shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:	MP47

(1) to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

(2)     to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company’s assets in any way, including (without limitation) opportunities which are beneficial to the Company;

(3)     to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (without limitation) rights to distributions and voting rights (save pursuant to a restructuring which has been submitted for approval by the shareholders in a general meeting in accordance with these Articles of Association).

Article 61.	For the purpose of the foregoing Article, a “controlling shareholder” means a person who satisfies any one of the following conditions:	MP48

(1) a person who, acting alone or in concert with others, has the power to elect more than half of the board of directors;

(2) a person who, acting alone or in concert with others, has the power to exercise or to control the exercise of 30 % or more of the voting rights in the Company;

(3) a person who, acting alone or in concert with others, holds 30 % or more of the issued and outstanding shares of the Company;

(4) a person who, acting alone or in concert with others, has de facto control of the Company in any other way.

Article 62.

The controlling shareholders of the Company and persons in actual control of the Company shall not damage the lawful rights of the Company and the public shareholders by means of connected transaction.

Those who violate the provisions in the paragraph above resulting in loss on the Company shall assume indemnity liabilities.

The controlling shareholders of the Company and persons in actual control of the Company have fiduciary duties towards the Company and the public shareholders. The controlling shareholders shall exercise his rights as investors strictly in accordance with the laws. The controlling shareholders shall not damage the lawful rights of the Company and the public shareholders by means of profit distribution, assets restructuring, external investment, use of capital and loan guarantee etc and shall not take advantage of its controlling position to damage the interest of the Company and the public shareholders.

Guide 39

Article 63.	A sound investor relationship management working system shall be established, and the communication and interaction with the shareholders especially the public shareholders shall be initiated and strengthened through various ways.

CHAPTER 8: SHAREHOLDERS’ GENERAL

MEETINGS

Section 1 General Rules for Shareholders’ General Meetings

Article 64.	The shareholders’ general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.	MP49

Article 65.	The shareholders’ general meeting shall have the following functions and powers:	MP50

(1) to decide on the Company’s operational policies and investment plans;

	(2) to elect and replace directors who are not staff representatives and to decide on matters relating to the remuneration of directors;	Guide 40

(3) to elect and replace supervisors who represent the shareholders and to decide on matters relating to the remuneration of supervisors;

(4) to examine and approve the board of directors’ reports;

(5) to examine and approve the supervisory committee’s reports;

(6) to examine and approve the Company’s proposed annual preliminary and final financial budgets;

(7) to examine and approve the Company’s profit distribution plans and loss recovery plans;

(8) to decide on the increase or reduction of the Company’s registered capital;

	(9) to decide on matters such as merger, division, dissolution, liquidation or amendment to the method of operation of the Company;	Guide 40

(10) to decide on the issue of debentures by the Company;

(11) to decide on the appointment, dismissal and non-reappointment of the accountants of the Company;

(12) to amend these Articles of Association;

	(13) to consider and approve issues of guarantee as provided in Article 66;	Guide 40

(14) to consider issues on acquisitions and disposals of assets during a year which exceeds 30% of the latest audited total assets of the Company;

(15)   to consider and approve issues on the change in use of proceeds;

(16)   to consider share incentive schemes;

(17)   other matters to be decided in shareholders’ general meeting as provided by the laws, administrative regulations, departmental rules or these Articles of Association

Article 66	The provision of guarantees by the Company to its shareholders, persons in actual control of the Company and their associates shall be considered and approved by the shareholders in a general meeting.	Guide 41

The provision of guarantee by the Company to its subsidiaries shall be subject to consideration and approval by the shareholders in a general meeting if:

(1)     the provision of any guarantee where the amount of the external guarantee by the Company and its subsidiaries reaches or exceeds 50% of the latest audited net assets;

(2)     the provision of any guarantee where the amount of the external guarantee by the Company reaches or exceeds more than 30% of the latest audited net assets;

(3)     the provision of any single guarantee in which the amount exceeds 10% of the latest audited net assets.

The Company shall not provide guarantee to any natural person, legal person, institutions and other entities not referred to in (1) and (2) above.

Article 67.

Shareholders’ general meetings are divided into annual general meetings and extraordinary general meetings. Annual general meetings are held once every year and within six months from the end of the preceding financial year.

The Company shall convene an extraordinary general meeting within two (2) months of the occurrence of any one of the following events:

Guide 46, 47, 48 MP52 Guide 43

	(1) where the number of directors is less than the number stipulated in the Company Law or two-thirds of the number specified in the Company’s Articles of Association;	Guide 44 IDGO5(1)

(2) where the unrecovered losses of the Company amount to one-third of the total amount of its share capital;

	(3) where shareholder(s) singly or jointly holding 10 % or more of the Company’s issued and outstanding voting shares request(s) in writing for the convening of an extraordinary general meeting;	Guide 46

(4)     whenever the board of directors deems necessary or the supervisory committee so requests;

(5)     other cases as provided in laws, administrative regulations and these Articles of Association. More than half of the independent directors shall have the right to request the board of directors to convene the extraordinary general meeting.”

Article 68.	The shareholders’ general meeting will be held at a location for meeting with the presence of those who are entitled to attend. The location where the Company convenes its shareholders’ general meeting will be the registered address of the Company or other places as set out in the notice convening the meeting.	Guide 44

Article 69

At a shareholders’ general meeting, the Company shall retain legal advisers and obtain legal advice in relation to the following issues which shall be incorporated into the shareholders’ resolutions for announcement purpose:

(1)    Whether the procedures for convening and holding a general meeting comply with the requirements of the laws, administrative regulations and these Articles of Association;

Guide 45

(2)     Whether attendees or the convenor of a general meeting meet the requisite legal requirements;

(3)     Whether the voting procedures for and the voting results of the general meeting are lawful and valid; and

(4)     Issuance of legal opinions on other relevant issues at the request of the Company.

Article 70.	The Company shall formulate rules of the shareholders’ general meeting, which shall be drawn up by the board of directors and be considered as well as approved in the shareholders’ general meeting.

Section 2 Calling for Shareholders’ General Meetings
Article 71.

The board of directors, Supervisory Committee and qualified shareholders as provided in these Articles of Association shall have the right to convene the shareholders’ general meeting in accordance with the relevant laws, regulations and the provisions of these Articles of Association.

The board of directors shall timely convene the shareholders’ general meeting within the timeframe as provided in Article 67 of these Articles of Association.

Guide 46-48

Article 72.

Pursuant to the stipulation under the laws, administrative rules and these Articles of Association, the board of directors shall give a written feedback on whether to approve or disapprove of the convening of the extraordinary general meeting within 10 days after the receipt of the independent directors’ proposal.

If the board of directors agrees to convene the extraordinary general meeting, a notice for convening the shareholders’ general meeting shall be issued within 5 days after the resolution of convening the extraordinary general meeting has been made by the board of directors; an announcement with relevant explanation shall be made if the board of directors does not agree to convene the extraordinary general meeting.

Guide 46

Article 73.

The supervisory committee may propose to the board of directors in writing for convening the extraordinary general meeting. Pursuant to the stipulation under the laws, administrative regulations and these Articles of Association, the board of directors shall give a written feedback on whether to approve or disapprove of the convening of the extraordinary general meeting within 10 days after the receipt of the supervisory committee’s proposal.

If the board of directors agrees to convene the extraordinary general meeting, a notice for convening the extraordinary general meeting shall be issued within 5 days after the decision has been made by the board of directors. Consent of the supervisory committee has to be obtained for making any alternation on the original proposed resolution in the notice.

If the board of directors does not agree to convene the extraordinary general meeting, or no feedback is given within 10 days after receiving the request, it will be deemed that the board of directors is unable to fulfill or fails to fulfill its responsibilities to convene the shareholders’ general meeting. The Supervisory Committee hereby can convene and preside the meeting by itself.

Guide 47

Article 74.	The necessary costs for convening the shareholders’ general meeting by the supervisory committee shall be borne by the Company.”	Guide 51

Article 75.	Shareholders who request for the convening of an extraordinary general meeting or a class meeting shall comply with the following procedures:	MP72 Guide 54

(1)     two or more shareholders holding 10% or more of the shares carrying the right to vote in the meeting to be held shall sign one (1) or more counterpart requisitions stating the object of the meeting and requiring the board of directors to convene a shareholders’ extraordinary general meeting or a class meeting thereof. The board of directors shall as soon as possible proceed to convene the extraordinary general meeting of shareholders or a class meeting thereof after receipt of such requisition(s). The amount of shareholdings referred to above shall be calculated as at the date of deposit of the requisition(s).

(2)     If the board of directors does not issue a notice convening the meeting within 30 days after receiving the written request as referred to above, the shareholders making such request may convene the meeting by themselves within 4 months after the board of directors has received the request. The procedures for convening the meeting shall as much as practicable be the same as the procedures for the board of directors to convene the shareholders’ general meeting.

Any reasonable expenses incurred by the requisitionists by reason of failure by the board of directors to duly convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be set-off against sums owed by the Company to the defaulting directors.

Article 76.

If the Supervisory Committee or the shareholders decides/decide to convene the shareholders’ general meeting by itself/themselves, a written notice shall be given to the board of directors and in the meantime report shall be made to the local representative office of the competent securities authorities under the State Council and the stock exchange for record.

The convening shareholder(s) shall submit the relevant documents to the local representative office of the competent securities authorities under the State Council and the stock exchange before issuing the notice for convening of the shareholders’ general meeting and the announcement on resolution proposed to the shareholders’ general meeting.

Guide 49

Article 77.	The Board and the secretary to the board of directors should accommodate to the shareholders’ general meeting convened by the Supervisory Committee or the shareholders. The board of directors shall provide the list of shareholders on the record day.	Guide 50

Section 3 Proposing Resolutions for and Notices of Shareholders’ General Meetings

Article 78.

When the Company convenes a shareholders’ general meeting, the board of directors, the supervisory committee and shareholder(s) individually and jointly holding more than 5% of the Company’s shares have the right to propose resolutions to the Company.

Shareholder(s) individually and jointly holding more than 5% of the Company’s shares may propose special resolutions in writing to the convenor 20 days before the shareholders’ general meeting is convened. The convenor shall issue a supplementary notice of the general meeting within two days after receiving the resolutions to announce the contents of the resolutions.

Apart from the above, no amendment to the resolutions as set out in the notice of general meeting or proposal of new resolutions shall be made after the convenor has issued the notice of general meeting.

Guide 53

The resolutions not set out in the notice of general meeting or failing to comply with Article 79 of these Articles of Association shall be not voted and resolved in the shareholders’ general meeting.

Article 79.	The contents of the resolutions shall fall within the scope of authority of the shareholders’ general meeting, with questions defined and specific issues to be resolved, and shall also comply with the laws, regulations, administrative regulations and relevant provisions of these Articles of Association.	Guide 52

Article 80.	At the annual shareholders’ general meeting, the board of directors and the supervisory committee shall report on their work for the previous year.	Guide 69

Article 81.	The board of directors must explain to the shareholders in the shareholders’ general meeting when a registered accountancy firm issues a qualified audit opinion in respect of the Company’s financial statements.	Guide 108

Article 82.	The candidates for the directors and supervisors shall submit to the shareholders’ general meeting for voting by way of resolutions.”	Guide 82

Article 83.	When the Company convenes a shareholders’ general meeting, written notice of the meeting shall be given forty-five (45) days before the date of the meeting (when calculating the 45 days’ period, the date on which the meeting is held shall not be included) to notify all of the shareholders whose names appear in the share register of the matters to be considered and the date and place of the meeting. A shareholder who intends to attend the meeting shall deliver to the Company his written reply concerning his attendance at such meeting twenty (20) days before the date of the meeting.	MP53

Article 84.	A notice of a meeting of the shareholders of the Company shall satisfy the following criterion:	MP56

(1) be in writing;

(2) specify the place, date and time of the meeting;

(3) state the matters to be discussed at the meeting;

(4)     provide such information and explanation as are necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganise its share capital, or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

(5)     contain a disclosure of the nature and extent, if any, of the material interests of any director, supervisor and senior officer in the proposed transaction and the effect which the proposed transaction will have on them in their capacity as shareholders in so far as it is different from the effect on the interests of shareholders of the same class;

(6) contain the full text of any special resolution to be proposed at the meeting;

(7)     contain a conspicuous statement that a shareholder entitled to attend and vote at such meeting is entitled to appoint one (1) or more proxies to attend and vote at such meeting on his behalf and that a proxy need not be a shareholder;

	(8) specify the time and place for lodging proxy forms for the relevant meeting; (9) state the registration date of the shares of shareholders who are entitled to attend the general meeting.	Guide 48

(10)   State the name and telephone number of the contact person for the meeting.

If a resolution proposed for a shareholders’ meeting requires the independent directors to express their opinion, such opinion and reasons shall also be disclosed in the notice or supplemental notice of the general meeting.

Article 85.	Notice of shareholders’ general meetings shall be served on each shareholder (whether or not such shareholder is entitled to vote at the meeting), by personal delivery or prepaid airmail to the address of the shareholder as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the meetings may also be issued by way of public announcement.	MP57, App.37 (1) & 7 (3)

The public announcement referred to in the preceding paragraph shall be published in one (1) or more national newspapers designated by the State Council Securities Policy Committee within the interval of forty-five (45) days to fifty (50) days before the date of the meeting; after the publication of such announcement, the holders of Domestic-Invested Shares shall be deemed to have received the notice of the relevant shareholders’ general meeting. Such public announcement shall be published in Chinese and English in accordance with Article 292.

Article 86.

If matters relating to election of directors and supervisors are proposed to be discussed at a shareholders’ general meeting, detailed information concerning the candidates shall be fully disclosed in the notice of the general meeting, which shall at least include the following:

(1)     Personal information relating to the candidates, including educational background, work experience and all other positions undertaken on a part-time basis;

(2)     Whether the candidates are connected with the Company, its controlling shareholders or de facto controllers;

(3)     The candidates’ shareholding in the Company;

(4)     Whether the candidates have been subject to any punishment by the competent securities authorities under the State Council or other relevant department or to any sanction by any stock exchange.

Guide 56

Article 87.	After the issue of the notice of general meeting, the shareholders’ general meeting shall not be postponed or cancelled or the resolutions set out in the notice of general meeting shall not be cancelled without any proper reason. In the event that there is any delay or cancellation, the convenor shall announce the reasons for such delay or cancellation at least two business days before the date the general meeting is originally scheduled to be held.	Guide 57

Article 88	The Company shall, based on the written replies which it receives from the shareholders twenty (20) days before the date of the shareholders’ general meeting, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting amount to more than one-half of the Company’s total voting shares, the Company may hold the meeting; if not, then the Company shall, within five (5) days, notify the shareholders by way of public announcement the matters to be considered at, and the place and date for, the meeting. The Company may then hold the meeting after publication of such announcement.	MP55

Section 4 Qualifications of Shareholders Attending Shareholders’ General Meeting

Article 89	All shareholders or their proxies who are named in the shareholders’ register on the record date shall have the right to attend the shareholders’ general meeting, and exercise their voting rights in accordance with the laws, regulations and these Articles of Association.	Guide 59

Article 90

An individual shareholder who attends the shareholders’ general meeting in person shall produce his identification documents or other valid document or certificate which can prove his identity and his stock account card. Where a proxy is appointed to attend the meeting, the proxy shall produce his own identification documents and the proxy form.

A legal person shareholder shall attend the meeting by its authorized representative or the attorney as appointed by such authorized representative. An authorized representative who attends the shareholders’ general meeting in person shall produce his identification documents, valid certificate which can prove his identity. Where an attorney is appointed to attend the meeting, the attorney shall produce his own identification documents and the relevant power of attorney executed by such authorized representative pursuant to the laws.

Guide 60

Article 91.	Any shareholder who is entitled to attend and vote at a general meeting of the Company shall be entitled to appoint one (1) or more persons (whether such person is a shareholder or not) as his proxies to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorisation from that shareholder:	MP59

(1)     the shareholders’ right to speak at the meeting;

(2)     the right to demand or join in demanding a poll;

(3)     the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.

Article 92.	The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing, or if the appointor is a legal entity, either under seal or under the hand of a director or a duly authorised attorney.	MP60

Article 93.

The proxy form appointing a proxy of a shareholder shall be in writing. Such written form shall state the following:

(1)     The name of the proxy;

(2)     Whether or not the proxy has any voting right;

(3)     An indication to vote for or against each and every matter included in the agenda, (except the proxy of H Shareholders);

Guide 61

(4) The date of issue and the valid period of the proxy form; (5) The signature (or seal) of the principal; if the principal is a legal person, supplemented with the seal of the legal person.

Article 94.	The proxy form shall state clearly if the proxy is entitled to vote at his discretion in the absence of specific instruction from the principal.	Guide 62

Article 95.	The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointor, a notarially certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution.	MP61

If the appointor is a legal person, its legal representative or such person as is authorised by resolution of its board of directors or other governing body may attend any meeting of shareholders of the Company as a representative of the appointor.

Article 96.	Any form issued to a shareholder by the directors for use by such shareholder for the appointment of a proxy to attend and vote at meetings of the Company shall be such as to enable the shareholder to freely instruct the proxy to vote in favour of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that, in the absence of specific instructions from the shareholder, the proxy may vote as he thinks fit.	MP62

The Company has the right to request a proxy who attends a shareholders’ meeting to provide evidence of his or its identity.

If a shareholder which is a legal person appoints its legal representative to attend a meeting on its behalf, the Company has the right to request such legal representative to produce evidence of his or its identity and a notarially certified copy of the resolutions of such shareholder’s board of directors in respect of the appointment of the proxy or the power of attorney executed by such other organisation which has the capacity to appoint the proxy.

Article 97.	A vote given in accordance with the terms of a proxy shall be valid notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of such matters before the commencement of the relevant meeting.	MP63

Section 5 Convening Shareholders’ General Meetings

Article 98.	The board of directors of the Company together with other convenors shall adopt necessary measures to maintain the normal order of the shareholders’ general meeting. Measures shall be taken to stop any act which interferes with or causes nuisance at a general meeting and any act which infringes the lawful interests of the shareholders. Timely report of these acts shall be made to the relevant authority for investigation.	Guide 58
Article 99.	The Company shall prepare a log book to record the parties attending the shareholders’ general meeting. The log book shall set out the name of the person or unit attending the meeting, their identification document numbers, resident address, the number of voting shares they have and the name of the principals (if the parties attending the meeting is a proxy/attorney).	Guide 64

Article 100.	The convenor and the legal advisers retained by the Company shall jointly verify the eligibility of the shareholders to vote based on the Company’s shareholder register provided by the securities registration and clearing authority and shall register the name of the shareholders together with the numbers of voting shares they have. Registration shall come to a close before the chairman of the meeting announces the number of shareholders and proxies physically present at the meeting as well as the total number of voting shares represented by the shareholders who are entitled to vote.	Guide 65

Article 101.	When convening shareholders’ general meeting, all directors, supervisors and the secretary to the board of directors of the Company shall attend the meeting. The senior officers shall attend the meeting as participants.	Guide 66

Article 102.

The chairman of the board of directors shall chair every shareholders’ general meeting. If the chairman is unable to attend the meeting for any reason, the vice-chairman of the board of directors appointed by the chairman of the board of directors shall chair the meeting. If the vice-chairman of the board of directors is unable or fail to perform his duty, then a director may be nominated by more than half of all the directors to chair the meeting. If no director is nominated to chair the meeting, shareholders present shall choose one (1) person to act as the chairman of the meeting. If for any reason, the shareholders shall fail to elect a chairman, then the shareholder (including a proxy) holding the largest number of shares carrying the right to vote thereat shall be the chairman of the meeting.

The chairman of the Supervisory Committee shall chair shareholders’ general meeting being convened by the Supervisory Committee and act as the chairman of the meeting. If the chairman of the Supervisory Committee is unable to attend the meeting for any reason, the vice-chairman of the Supervisory Committee shall chair the meeting. If the vice-chairman of the Supervisory Committee is unable or fail to perform his duty, then a Supervisor may be nominated by more than half of all Supervisors to chair the meeting.

The convenor of a shareholders’ general meeting being convened by the shareholders shall nominate a representative to chair the meeting.

During the shareholders’ general meeting is being held, in the event the chairman of the meeting violates the proceedings of the meeting such that the shareholders’ general meeting is unable to proceed, the shareholders’ general meeting may nominate one person which is agreed by the shareholders attending the meeting and carrying more than half of the voting rights in the shareholders’ general meeting to be the chairman and proceed to transact business in the meeting.”

MP73 Guide 67

Article 103.	Except for trade secrets of the Company which cannot be disclosed at the general meeting, the board of directors, the Supervisory Committee and the senior officers should make an explanation or statement regarding the shareholders’ queries and suggestions.	Guide 70

Article 104.	The convenor shall ensure that a shareholders’ general meeting is held on a continuous basis until a final resolution is adopted. If a general meeting is suspended or no resolution can be adopted due to force majeure or other exceptional reasons, necessary measures shall be taken so as to promptly re-convene the general meeting or to directly terminate the then general meeting, and public announcement relating thereto shall also be made on a timely basis. At the same time, the convenor shall report the same to the local office of the competent securities authorities under the State Council and to the relevant stock exchanges.	Guide 74

Section 6 Voting in and Resolutions of Shareholders’ General Meeting

Article 105.	Resolutions of shareholders’ general meetings shall be divided into ordinary resolutions and special resolutions.	MP64

An ordinary resolution must be passed by votes representing more than one-half of the voting rights represented by the shareholders (including proxies) present at the meeting.

A special resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting.

Article 106.	The following matters shall be resolved by an ordinary resolution at a shareholders’ general meeting:	MP70

(1) work reports of the board of directors and the supervisory committee;

	(2) to decide on the Company’s operational policies and investment plans;” (3) profit distribution plans and loss recovery plans formulated by the board of directors;	Guide 40

	(4) removal of members of the board of directors and members of the supervisory committee, their remuneration and manner of payment;	App.34 (3)

	(5) annual preliminary and final budgets, balance sheets and profit and loss accounts and other financial statements of the Company; (6) the Company’s annual report;	Guide 64

(7) matters other than those which are required by the laws and administrative regulations or by these Articles of Association to be adopted by special resolution.

Article 107.	The following matters shall be resolved by a special resolution at a shareholders’ general meeting:	MP71

(1) the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;

(2) the issue of debentures of the Company;

(3) the division, merger, dissolution and liquidation of the Company, as well as the alteration of the form of the Company;

(4) the amendment of the Company’s Articles of Association;

(5) the repurchase of the Company’s shares;

(6) the Company’s significant acquisition or disposal of material assets or provision of guarantees conducted within the period of one year with a value exceeding 30% of the latest audited total assets of the Company;

(7) share incentive schemes;

(8) other matters which are provided by the laws, administrative regulations or these Articles of Association, and resolved by shareholders by ordinary resolution and are considered by the shareholders to be material to the Company and are required to be passed by special resolution.”

Company Law 104 Guide 77

Article 108.	Unless otherwise under special emergency circumstances, and with prior approval of shareholders in the form of a special resolution obtained in a general meeting, the Company shall not enter into any contract with any person other than the directors and senior officers of the Company pursuant to which such person shall be responsible for the management and administration of the whole or any substantial part of the Company’s business.	Guide 81

Article 109.

A shareholder (including a proxy), when voting at a shareholders’ general meeting, may exercise such voting rights as are attached to the number of voting shares which he represents. Each share shall have one (1) vote.

The Company’s shares held by the Company do not carry any voting rights, and shall not be counted into the total number of shares carrying voting rights in the shareholders’ general meeting.

MP65 Guide 78

Article 110.	When connected transactions are voted at the general meeting, the interested shareholders shall not participate in voting. The voting shares represented by them shall not be counted in the total number of shares validly voted. The announcement on the resolutions passed by the general meeting should fully disclose the details of voting by unconnected shareholders.

Article 111.	Where any shareholder is, under the Hong Kong Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any vote cast or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

Article 112.	The board of directors, independent directors and shareholders qualified under the relevant regulation may also collect from other shareholders of the Company the rights to vote in a shareholders’ general meeting.

Article 113.	At any shareholders’ general meeting, a resolution shall be decided on a show of hands unless a poll is demanded:	MP66

(1)     by the chairman of the meeting;

(2)     by at least two (2) shareholders present in person or by proxy entitled to vote thereat;

(3)     by one (1) or more shareholders present in person or by proxy and representing 10 % or more of all shares carrying the right to vote at the meeting,

before or after a vote is carried out by a show of hands.

Unless a poll is demanded, a declaration by the chairman that a resolution has been passed on a show of hands and the record of such in the minutes of the meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favour of or against such resolution.

The demand for a poll may be withdrawn by the person who demands the same.

Article 114.	A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.	MP67

Article 115.	On a poll taken at a meeting, a shareholder (including a proxy) entitled to two (2) or more votes need not cast all his votes in the same way.	MP68

Article 116.

Election of directors of the Company (including independent directors but not staff representatives) and Supervisors (who are not staff representatives) shall take place in the form of cumulative voting system.

When electing directors at the shareholders’ general meeting, the independent directors shall be elected separately with other members of the board of directors. Each share having voting rights held by a shareholder has the number of votes equal to the number of nominated directors. A shareholder may freely allocate his votes among the nominated directors, either to allocate to a number of persons, or to vote all his/her votes in favour of one person.

When electing supervisors at the shareholders’ general meeting, each share having voting rights held by a shareholder has the number of votes equal to the number of nominated supervisors. A shareholder may freely allocate his votes among the nominated supervisors, either to allocate to a number of persons, or to vote all his/her votes in favour of one person.

Article 117	Except for the cumulative voting system, each of the proposed resolution shall be decided by the voting in the shareholders’ general meeting in sequence. Should there be more than one resolution on the same issue, voting shall be conducted according to the chronology of the resolutions proposed. No proposed resolution should be set aside or remained undecided unless the shareholders’ general meeting is terminated or resolutions cannot be made due to exceptional reasons including force majeure.	Guide 83

Article 118	No amendment shall be made to the resolutions being considered by the shareholders’ general meeting. Otherwise, the relevant amendments shall be treated as a new resolution and shall not be voted in the prevailing shareholders’ general meeting.	Guide 84

Article 119	Prior to voting, the chairman of the meeting shall announce the number of shareholders and proxies physically present at the meeting as well as the total number of voting shares represented by shareholders who are entitled to vote. The number of shareholders and proxies physically present at the meeting as well as the total number of voting shares represented by the shareholders who are entitled to vote shall be determined in accordance with those registered during the meeting.	Guide 71

Article 120

When considering the resolutions being submitted for voting, shareholders attending the meeting shall deliver their opinion in respect of approval or objection to such motions or abstention from voting. (Voting by H Shareholders may not include abstention from voting.)

Failure to or wrongly complete the ballot paper, or the ballot paper being illegible, and ballot paper not voted shall be deemed as the voter abstaining from voting. The votes represented by such shares shall be counted as “abstention”.

Guide 89

Article 121.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be have a casting vote.	MP69

Article 122	Each vote can only be exercised once either physically at a meeting, via Internet or through other permitted means. If the same vote is exercised more than once, only the first vote will be accounted for.	Guide 85

Article 123

Before a resolution is decided on a motion at a shareholders’ general meeting, two representatives of the shareholders shall be nominated to participate in counting the votes as well as supervising the counting process. If a shareholder is interested in the matters under consideration, the relevant shareholders and his proxies shall not participate in counting the votes or supervising the counting process.

At the time of deciding on a motion by voting at a general meeting, legal advisers, representatives of shareholders and representatives of supervisors shall participate in counting the votes as well as supervising the counting process. They shall announce the voting results at the meeting. The voting results in connection with the resolution shall be recorded in the minutes.

Shareholders of the Company or their proxies who cast their votes via Internet or through other permitted means shall have the right to monitor the voting results by the corresponding voting platform.

Guide 87

Article 124

A shareholders’ general meeting shall not be declared closed for shareholders who attend in person at a time earlier than for those shareholders who attend via Internet or other permitted means. The chairman of the meeting shall announce at the meeting the voting details and results of each motion and shall declare whether or not a motion is adopted on the basis of relevant voting results.

The Company, persons responsible for counting the votes, persons responsible for supervising the counting process, Internet service providers and other relevant parties shall have the obligation to keep matters related to voting confidential.

Guide 88

Article 125	If the chairman of the meeting has any doubt as to the result of a resolution which has been put to vote at a shareholders’ meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.	MP75

Article 126	If votes are counted at a shareholders’ general meeting, the result of the count shall be recorded in the minute book.	MP76 Guide 91

Article 127	The chairman of the meeting shall be responsible for determining whether a resolution has been passed. His decision, which shall be final and conclusive, shall be announced at the meeting and recorded in the minute book.	MP74

Article 128	Resolutions of the shareholders’ general meeting shall be announced timely. The announcement shall state the number of the shareholders and proxies present at the meeting, the total number of shares carrying the right to vote held by them and the percentage of such shares out of the total number of shares carrying the right to vote of the Company, the method of voting, the voting result of each motion and details of each resolutions passed in the meeting.

When the five issues set out in paragraph 2 of Article 136 of the Articles of Association are proposed to be considered at the shareholders’ general meeting of the Company, the announcement of the resolutions of the shareholders’ general meeting shall set out the number of public shareholders voting, the total number of shares held by them and the proportion in the total number of shares held by them and disclose the shareholdings of the 10 largest public shareholders voting as well as the result of their votes.

Article 129	Where a resolution of the meeting is not adopted, or a resolution passed at the previous shareholders’ general meeting is changed at the current shareholders’ general meeting, specific note shall be given in the announcement for the resolutions passed in the shareholders’ general meeting.	Guide 92

Article 130

The motion for the new session of the board of directors and the Supervisory Committee being passed by the shareholders’ general meeting shall commence office after the resolution being passed by the shareholders’ general meeting.

In the event the election of the staff representative (hereinafter referred to as the “Staff director”) in the new session of the board of directors and the staff representative (hereinafter referred to as the “Staff Supervisor”) in the new session of the Supervisory Committee by the staff is earlier than the terms the new session of the board of directors and the Supervisory Committee commence, their offices will commence when the terms of the new session of the board of directors of director and the supervisory committee commence. If the election by staff is later than the terms of the new session of the board of directors and the Supervisory Committee commence, their offices will commence on the date when they are elected by the staff.

Guide 93

Article 131	If a motion in respect of the distribution of cash or bonus shares, or in connection with the capital increase by conversion from common reserve funds, is adopted at a shareholders’ general meeting, the Company shall implement such distribution within two months of the relevant general meeting.	Guide 94

Article 132

Minutes of a shareholders’ general meeting shall be kept and such minutes shall be prepared by the Secretary to the board of directors. Minutes of the shareholders’ general meetings should set out the following:

(1) the date and venue for convening the meeting, meeting agenda and the name of the convenor;

(2) the name of the chairman of the meeting as well as those of the directors, supervisors and senior officers who attend the meeting as attendees and participants;

(3) the number of shareholders and proxies attending the meeting, the total number of voting shares represented by the shareholders who are entitled to vote; the proportion of the number of voting shares represented by the shareholders who are entitled to vote out of the total number of shares of the Company;

MP76 Guide 74 and 75

(4) a description of the considerations taken for each motion, the main points put forward by each speaker relating thereto and the voting results thereof;

(5) details of queries and recommendations of the shareholders and the corresponding response or explanation in relation thereto;

(6) the names of the legal advisers and persons responsible for counting the votes and for supervising the counting process; and

(7) other contents which should be recorded in the minutes as provided for in these Articles of Association.

Article 133	The convenor shall ensure that the content of the minutes shall be true, accurate and complete. Minutes shall be signed by attendees of the meeting, including the directors, supervisors, secretary to the board of directors, the convenor or its representative and the chairman of the meeting. Minutes shall, together with the register relating to the shareholders present at the meeting in person and the proxy form if present by proxy, or via Internet or other permitted means be kept by the Company for a period of not less than ten years.	Guide 73

Article 134.	Copies of the minutes of proceedings of any shareholders’ meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests for a copy of such minutes from the Company, the Company shall send a copy of such minutes to him within seven (7) days after receipt of reasonable fees therefor.	MP77

Section 7 Voting platform through interent

Article 135

The Company shall, with its priority to ensure that the shareholders’ general meeting is legal and effective, enlarge the proportion of public shareholders participating in the shareholders’ general meeting through various manner and means including providing modern information technological means such as voting platform through internet. Attendance shall be accepted for shareholders who attend the general meeting through the above means.

When the five issues set out in paragraph 2 of Article 136 of the Articles of Association are proposed to be considered at the shareholders’ general meeting of the Company, domestic shareholders shall be given an online voting platform in addition to live meetings.

Online voting access for domestic shareholders shall be provided through internet service providers designated by China Securities Regulatory Commission and Shanghai Stock Exchange. The holders of Overseas Listed Foreign Invested Shares will not be provided with online voting access.

Upon completion of the voting process at the shareholders’ general meeting, the Company shall consolidate, in respect of each proposal, the voting results of live meeting, online voting and other forms of voting in accordance with the relevant regulation before making any announcement.

Guide 44

Article 136.

The Company shall establish and perfect the voting system for public shareholders in respect of significant issues.

The following issues or the relevant applications in relation to such issues proposed to the shareholders’ general meeting shall be only carried out upon approval at the shareholders’ general meeting and approval by the public shareholders representing more than half of the votes cast by the public shareholders present at the shareholders’ general meeting:

(1)     Any issue of new shares by the Company to the public (including issue of Overseas Listed Foreign Invested Shares or other equity securities), issue of convertible debentures, placing of shares to existing shareholders (except those for which the controlling shareholders have undertaken to fully subscribe in cash before the shareholders’ general meeting is convened);

(2)     Substantial assets restructuring of the Company where the total consideration for the assets proposed to be acquired is or higher than 20% of the audited net book value of such assets;

(3)     Repayment of debts owing to the Company by any shareholder by means of his/her equity interests in the Company;

(4)     Overseas listing of any subsidiaries of the Company which have a significant impact on the Company;

(5)     Other relevant issues which may have a significant impact on the interests of the public shareholders in respect of the development of the Company.

Article 137.	Under circumstances as prescribed in the above article, after the Company making public announcement of the notice of shareholders’ general meeting, the notice of the shareholders’ general meeting shall be published once again within 3 days after the share registration day.

CHAPTER 9: SPECIAL PROCEDURES FOR VOTING

BY A CLASS OF SHAREHOLDERS

Article 138.

Those shareholders who hold different classes of shares are class shareholders.

Class shareholders shall enjoy rights and assume obligations in accordance with laws, administrative regulations and these Articles of Association.

MP78

Article 139.	Rights conferred on any class of shareholders (“class rights”) may not be varied or abrogated save with the approval of a special resolution of shareholders in a general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Articles 141 to 145.	MP79

Article 140.	The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:	MP80

(1)     to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of shares of that class;

(2) to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;

(3) to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;

(4) to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;

(5) to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;

(6) to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of that class;

(7) to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of that class;

(8) to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;

(9) to allot and issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;

(10) to increase the rights or privileges of shares of another class;

(11) to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders;

(12) to vary or abrogate the provisions of this Chapter.

Article 141.	Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders’ general meetings, have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 140, but interested shareholder(s) shall not be entitled to vote at such class meetings.	MP81

“(An)interested shareholder(s)”, as such term is used in the preceding paragraph, means:

(1)     in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article 32, a “controlling shareholder” within the meaning of Article 61;

(2) in the case of a repurchase of shares by an off-market agreement pursuant to Article 32, a holder of the shares to which the proposed agreement relates;

(3)     in the case of a restructuring of the Company, a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the shareholders of that class.

Article 142.

Resolutions of a class of shareholders shall be passed by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting who, according to Article 141, are entitled to vote thereat.

Where any shareholder is, under the Hong Kong Listing Rules, required to abstain from voting any particular resolution in a class meeting or restricted to voting only for or only against any particular resolution in a class meeting, any vote cast or on behalf of any shareholder in contravention of such requirement or restriction shall not be counted.

MP82

Article 143.

Written notice of a class meeting shall be given to all shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting. Such notice shall give such shareholders notice of the matters to be considered at such meeting, the date and the place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

If the shareholders who intend to attend such class meeting represent more than half of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days give the shareholders further notice of the matters to be considered, the date and the place of the class meeting by way of public announcement. The Company may then hold the class meeting after such public announcement has been made.

MP83

Article 144.	Notice of class meetings need only be served on shareholders entitled to vote thereat.	MP84

Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders’ general meetings. The provisions of these Articles of Association relating to the manner for the conduct of shareholders’ general meetings are also applicable to class meetings.

Article 145.	Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes of shares.	App. 13 Pt. D 1(f)

	The special procedures for approval by a class of shareholders shall not apply in the following circumstances:	MP85 C.3 Zheng Jian Hai Han [1995] No. 3

(1)     where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares; or

App.13 Pt.D 1f(i)

(2)     where the Company’s plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the State Council’s securities authorities.

App.13 Pt.D 1f(ii)

CHAPTER 10: BOARD OF DIRECTORS

Section I Directors

Article 146

Directors who are not staff representative shall be elected or removed at the shareholders’ general meeting.

The staff directors shall be elected by the staff in the staff representative meeting or by other ways democratically.

Directors shall be elected for a term of three years. At the expiry of the term, it shall be renewable upon re-election. A director may not be removed by the shareholders in a general meeting without any reason before his term of office expires.

MP87, C.4 Zheng Jian Hai Han [1995] No. 1 Guide 96

	The Chairman and Vice-chairman shall be elected and removed by more than one-half of all members of the board of directors. The term of office of the Chairman and Vice-chairman shall be three (3) years respectively, which is renewable upon re-election.	Guide 85

The directors shall not be required to hold qualifying shares.

If a director fails to attend the two consecutive board meetings in person or by another director appointed as his representative (an independent director shall comply with the provisions in “Section II Independent Directors”), he shall be deemed to be in default of performing his duty. The board of directors should recommend his removal to a shareholders’ general meeting.

Article 147	The tenure of a director shall commence from the date when he takes office until the end of the tenure of the existing board of directors. If an election is not conducted before the termination of the tenure of a director, the original director(s) shall continue to assume the responsibilities in accordance with the laws, administrative regulations, departmental rules and these Articles of Association before the new director(s) take office.	Guide 96

Article 148.	A director may submit his resignation before the expiry of his term. He should deliver a written resignation letter to the board of directors. The board of directors shall disclose such resignation within two days	Guide 86 Guide 100

Article 149.	If a director’s resignation will result in the number of directors falling below the legally prescribed minimum, his resignation shall not come into force until his vacancy is filled by another person. The original director(s) shall continue to assume the responsibilities in accordance with the laws, administrative regulations, departmental rules and these Articles of Association before the new director(s) take office.	Guide 87 Guide 100

	Apart from the above, the resignation of a director shall become effective when the written resignation letter is submitted to the board of directors	Guide 88

Article 150.	When a director resigns or his term of office expires, his obligation of confidentiality relating to the Company’s trade secrets remains in force after the end of his office until such secrets become public information.	Guide 89

Article 151.	A director whose term of office has not expired shall be held responsible for the Company’s loss due to his departure without permission.	Guide 67

Article 152.	Under normal circumstances, the board of directors will nominate candidates for directors who are not staff representative who shall be voted on at a shareholders’ general meeting. The Company’s shareholders and the supervisory committee may nominate candidates for directors who are not staff representative in accordance with these Articles of Association.	App.3 4(3)-4(5)

A shareholder’s written notice of the intention to nominate a person for election as a director who are not staff representative and a notice in writing by that person indicating his acceptance of such nomination shall have been given to the Company seven (7) days before the date of such shareholders’ general meeting. Such written notice(s) by the shareholder(s) of the Company shall be made no earlier than the day after the despatch of the notice of the general meeting appointed for election of directors who are not staff representative and no later than 7 days prior to the date of such meeting.

Where a person is proposed for election as a director who are not staff representative by the board of directors, a written notice of the intention to nominate a person for election as a director who are not staff representative and a notice in writing by that person indicating his acceptance of such nomination by board of directors shall have been given to the Company seven (7) days prior to the date of the board meeting appointed for determining the proposed directors who are not staff representative.

Under the premises of complying with the relevant laws and administrative regulations, the general meeting of the shareholders may remove any director who are not staff representative before his term expires by way of ordinary resolution provided that the claims that may be proposed pursuant to any contract shall not be affected therefrom.

Section II Independent Directors
Article 153.	Independent Directors are directors who do not hold any positions in the Company other than as director and do not maintain with the Company and its substantial shareholders a connection which may hamper their independent and objective judgments.	IDGO 1(1)

Article 154.

The independent directors should possess the following basic qualifications:

(1)     having the qualifications to assume the office of a director in a listed company according to the laws, administrative rules and other relevant provisions;

(2)     being independent as specified in Article 155 of these Articles of Association;

(3)     having the basic knowledge of the operation of a listed company and being familiar with relevant laws, administrative rules and regulations;

(4)     having not less than five years’ working experience in the legal or economic field or other experiences required for performing the duty of an independent director;

(5)     other qualifications specified by these Articles of Association.

IDGO 2
Article 155.

An independent director should be independent. The following persons shall not act as independent directors:

(1)     persons working in the Company or its subsidiaries, as well as their spouses, parents, children, siblings, parents-in-law, sons or daughters-in-law, spouses of their siblings and siblings of their spouses;

(2)     natural person shareholders who directly or indirectly hold more than 1% of the issued shares of the Company or who rank in the top ten shareholders of the Company, as well as their spouses, parents and children;

(3)     persons who work in entities being shareholders who directly or indirectly hold more than 5% of the issued shares of the Company who rank in the top five shareholders of the Company, as well as their spouses, parents and children;

(4)     persons who fell within the above three categories within the past year;

(5)     persons who provide financial, legal and consulting services to the Company or its subsidiaries or persons who work in the relevant organisations;

(6)     other people specified in these Articles of Association;

(7)     other people specified by the China Securities Regulatory Commission.

IDGO 3

Article 156.

The board of directors, the supervisory committee, and the shareholders who hold more than 1% issued shares individually or jointly may nominate candidates for independent directors to be elected at the shareholders’ general meeting.

More than one third of the members of the board of directors shall be independent directors, and at least one of the independent directors shall have accounting expertise.

Article 157.

The term of office of the independent directors is the same with that of the other directors of the Company. The term is renewable upon re-election after expiry, but shall not be more than six (6) years.

Any independent director shall not be removed before the expiry of his term of office without appropriate reason. Any removal before the expiry of term shall be disclosed by the Company as a special discloseable matter.

Article 158.

Apart from the powers granted to directors by the Company Law and other relevant laws, regulations and these Articles of Association, the independent directors shall have the following special powers:

(1)     Substantial connected transactions (determined in accordance with the standard promulgated from time to time by the regulatory organizations of the place where the Company’s shares are listed), and engaging or ceasing to engage an accounting firm, shall be agreed by more than one-half of the independent directors before submitting to the board of directors for discussion.

(2)     The independent directors may request the board of directors to convene an extraordinary general meeting, and suggest the convening of a board meeting , and publicly collect voting rights from the shareholders before the shareholders’ general meeting, which shall all be agreed by more than one-half of the independent directors.

(3)     With the consent of all the independent directors, the independent directors may engage external audit institutions or consultative institutions independently to provide audit and consultation for specific matters of the Company, the relevant costs of which shall be undertaken by the Company.

If the above recommendation are not accepted or the above powers can not be exercised ordinarily, the Company shall disclose the circumstances accordingly.

IDGO 5(1) to (3)

Article 159.

Apart from exercising the above powers, the independent directors shall express their independent views to the board of directors or the shareholders’ general meeting in respect of :

(1)     nomination, appointment and dismissal of directors;

(2)     appointment or dismissal of senior management personnel;

(3)     remuneration of the Company’s directors and senior management personnel;

(4)     existing or new loans or other transactions involving funds which are substantial (determined in accordance with the standard promulgated from time to time by the regulator organizations of the place where the Company’s shares are listed) between the Company and the Company’s shareholders, persons in actual control of the Company and their affiliates, and whether the Company has taken effective measures to recover the moneys owed to it;

(5)     a plan of profit distribution in cash which has not yet been formulated by the board of directors of the Company;

(6)     actions which, in the opinion of the independent directors, may prejudice the interests of minority shareholders;

(7)     other matters specified by these Articles of Association.

The independent directors should express one of the following views on the above-mentioned issues: consent; reservation with the reasons thereof; objection with the reasons thereof; inability to express their opinions and the impediments thererto.

In case of matters requiring disclosure, the Company should make a public announcement of the independent directors’ opinion. If the independent directors fail to reach a consensus in their opinions, the board of directors should disclose each independent director’s respective opinion.

IDGO 6

Article 160.

Independent directors shall attend the meetings of the board of directors on time understand the production business and operation of the Company, and initiate investigation to gain information required for making decision.

Independent directors shall submit an annual report for at the annual general meeting of the Company providing explanation in respect of the performance of their duties.

Article 161.

The independent directors shall perform their duties honestly and faithfully, and protect the Company’s interests, especially paying attention to the protection of the legal rights of public shareholders.

The independent directors shall perform his duties independently, without being affected by major shareholders of the Company, persons in actual control or other entities or individuals which have conflicting interest with the Company, its major shareholders and persons in actual control.

Article 162.	If an independent director fails to attend three consecutive board meeting in person, the board of directors shall recommend his removal to a shareholders’ general meeting.	IDGO 4(5)

Article 163.	The Company shall set up a work system for the independent directors, ensuring that they have the same right of being informed as the other directors. The Company shall promptly provide the independent directors with relevant materials and information, regularly notify them of the operation of the Company, and organise on-site visit by the independent directors if necessary.

Article 164.

An independent director may tender his resignation before the expiry of his term of office. He should deliver a written resignation letter to the board of directors, which explains any circumstances that are relevant to his resignation or that he considered necessary for the shareholders and creditors to pay attention.

If an independent director’s resignation results in the number of independent directors or member of the board of directors falling below the legally prescribed minimum or the minimum under these Articles of Association, before the appointment of a new independent director, the independent director shall perform his duties according to the laws, administrative regulations and requirements under this Article of Association. The board of directors shall convene a shareholders’ general meeting within two months to elect a replacement. If not within two months, the independent director may not continue to perform his duties.

Article 165.	Matters relating to the system of independent directors which have not been set out in this section shall be handled according to the relevant laws and regulations.

Section III The Board of Directors
Article 166.	The Company shall have a board of directors consisting of thirteen (13) directors, of which is one shall be a staff representative, with one (1) chairman and two (2) vice-chairmen	MP86 Guide 96

Article 167.	The board of directors is accountable to the shareholders in general meeting and exercises the following functions and powers:	MP88 Guide 94

(1) to be responsible for the convening of the shareholders’ general meeting and to report on its work to the shareholders in general meetings;

(2) to implement the resolutions passed by the shareholders in general meetings;

(3) to determine the Company’s business plans and investment proposals;

(4) to formulate the Company’s annual preliminary and final financial budgets;

(5) to formulate the Company’s profit distribution proposal and loss recovery proposal;

(6) to formulate proposals for the increase or reduction of the Company’s registered capital and for the issuance of the Company’s debentures;

(7) to draw up plans for the substantial acquisition, repurchase of shares, merger, division or dissolution of the Company;

(8) to decide on the Company’s internal management structure;

(9)     to appoint or remove the Company’s general manager and secretary of the board and to appoint or remove the deputy general manager(s) and other senior officers (including the financial controller(s) of the Company) based on the recommendations of the general manager, to decide on their remuneration and matters relating to awards and penalty;

(10) to formulate the Company’s basic management system;

(11)   to formulate proposals for any amendment of these Articles of Association;

(12)   to decide on matters relating to foreign investment, purchase or sale of assets, mortgage of assets, provision of guarantees, entrusted assets management and connected transactions by the Company within the scope of authority conferred by the general meeting;

(13)   to manage disclosure of the Company’s information;

(14)   to recommend to the shareholders’ general meeting the appointment or replacement of the Company’s accounting firm;

(15)   to receive the working report by the Company’s management and examine their performance;

(16)   to approve an aggregate amount of provision for impairment of assets not more than 10% of the latest audited consolidated net asset value of the Company, to clear an amount of provision for impairment of assets not more than 5% of the latest audited consolidated net asset value of the Company, and to execute in compliance with the relevant regulations on connected transaction if any provision and clearance of impairment of assets involves any connected transactions.

(17)   to exercise any other powers specified by the law, administrative regulations, departmental rules, these Articles of Association and as authorised by the shareholders’ general meeting.

Except as otherwise provided in these Articles of Association, other than the board of directors’ resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (11) of this Article which shall be passed by the affirmative vote of more than two-thirds of all the directors, the board of directors’ resolutions in respect of all other matters may be passed by the affirmative vote of a simple majority of the directors.

Article 168	The board of directors shall lay down strict procedures to inspect and decide on the approval limit for foreign investment, purchase or sale of assets, mortgage of assets, provision of guarantees, entrusted assets management and connected transactions. For major investment projects, the board of directors shall organize the relevant experts and professional officers to conduct assessment for approval of the shareholders in a general meeting.

Article 169.	With the approval of over two-thirds of all directors, the board of directors may	Guide 97

.

make decisions on the following matters:

(1)     transactions falling within the following limit with respect to purchase or sale of assets, foreign investment (including entrusted financial management and entrusted loans), provision of financial assistance, entrusted or trusted asset or business management, entering of licence agreement, transfer or accept the transfer of research and development projects:

1.       the total assets involved in a single transaction with amount more than 5% and below 25% of the Company’s latest audited total asset value;

2.       a single investment more than 5% and below 25% of the Company’s latest audited net asset value;

3.       the subject of a single transaction accounted for more than 5% and less than 25% of the Company’s latest audited income from principal operations for the latest financial year;

4.       the subject of a single transaction accounted for more than 5% and less than 25% of the Company’s latest audited net profit for the latest financial year;

The above transactions which involve public offer of securities that requires the approval of the China Securities Regulatory Commission shall be subject to approval of the shareholders’ general meeting;

(2)     a single loan of less than 10% of the Company’s most recently audited net asset value and the debt ratio to the Company’s assets remains under 60% after such financing;

(3)     mortgages or pledges of assets the cumulative outstanding amount of which is less than 30% of the Company’s most recently audited net asset value;

(4)     external guarantees not within the approval limit of the shareholders’ general meeting as provided in the Articles of Association;

(5)     transactions involving connected transactions, which have to be conducted in accordance with the relevant regulations of competent securities authorities and the listing rules of the stock exchanges.

The transactions referred to in (1) of the first paragraph involving the provision of financial assistance and entrusted financial management, shall be calculated on accrued basis for twelve consecutive months according to the transaction categories and applicable approval limit proportion of the board of directors. When the Company conducts other transactions apart from the provision of financial assistance and entrusted financial management, applicable approval limit proportion of the board of directors regarding each transaction which is under the same category shall be calculated on the principle of accrued basis for twelve consecutive months. Transactions already approved by the Company in accordance with the principle of accrued basis shall not be included in the scope of accrual calculation.

Provision of regulatory authorities the Company is subject to within and outside the PRC that is of a stricter standard than this Article of Association shall apply accordingly.

Article 170

The directors of the Company shall ensure that the information disclosed by the Company is true, accurate and complete.

The directors of the Company shall sign a written confirmation of opinion in connection with the regular report of the Company.

Article 171.

The Company has established a strict internal control system over external guarantee. The whole board of directors shall cautiously handle and strictly control the risk of debt created by external guarantee. In connection with the losses resulting from an inappropriate external guarantee or an external guarantee given not in compliance with the relevant laws and regulations the directors who shall be held responsible shall bear joint and several liabilities.

(I) Review on guarantee and decision limitation

Before making any decision on external guarantee, the Company shall understand the creditability of the debtor and make a thorough analysis on the benefit and risk of such guarantee.

Any external guarantee given by the Company shall be approved by two-thirds of the board of directors or by the shareholders in a general meeting. Any connected director(s), shareholder(s) or shareholders controlled by de facto controllers being interested in a guarantee shall excuse himself from voting on resolution relating to such guarantee.

The approval limit of the Company for an external guarantee shall be executed in accordance with (13) in the first paragraph of Article 65, Article 66 and (6) in the first paragraph of Article 107.

(II) Management in guarantee procedures

The external guarantee of the Company shall be made in form of written contract, and at the same time the supervisory committee, the secretary to the board of directors and the financial department shall be notified.

The external guarantee of the Company shall be arranged under risk avoidance measures such as a counter guarantee given by the guaranteed party, and the party giving the counter guarantee shall have actual ability to perform its obligation under the counter guarantee.

Guide 41, 77
Article 172	The board of directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four (4) months immediately preceding the proposed disposition, exceeds 33 % of the value of the Company’s fixed assets as shown in the latest balance sheet which was tabled at a shareholders’ general meeting.

For the purposes of this Article, “disposition” includes an act involving the transfer of an interest in assets but does not include the usage of fixed assets for the provision of security.

The validity of a disposition by the Company shall not be affected by any breach of the first paragraph of this Article.

Article 173

The Chairman of the board of directors shall exercise the following powers:

(1)     to preside over shareholders’ general meetings and to convene and preside over meetings of the board of directors;

(2)     to check on the implementation of resolutions passed by the board of directors at directors’ meetings;

(3)     to sign the securities certificates issued by the Company;

(4)     to sign the important documents of the board and other documents which should be signed by the Company’s legal representative;

(5)     to exercise the rights of the legal representative;

(6)     in the event of emergency situations such as the occurrence of large-scale natural disasters, to take special steps in handling the Company’s business according to the laws and the Company’s interest; and to report to the Company’s board of directors and shareholders’ general meeting afterwards;

(7)     to exercise other powers conferred by the board of directors .

Article 174	The vice chairman shall assist the chairman in his work. Where the chairman is unable to or does not perform the duty, the vice chairman shall preside the meeting. Where the vice chairman is unable to or does not perform the duty, a director nominated by more than one-half of the directors shall perform the duty.	Guide 113

Article 175

Meetings of the Board shall be held at least three times every year and shall be convened by the chairman of the board of directors. All of the directors and supervisors should be notified about the meeting fourteen (14) days beforehand.. An extraordinary meeting of the board of directors may be held under the following circumstances:.

(1)     when the Chairman thinks it is necessary;

Guide 114

(2)     Shareholders carrying voting rights of more than 10%;

(3)     when more than one-third directors so request;

(4)     when the supervisory committee so requests;

(5)     when the general manager so requests;

(6)     when more than a half of the independent directors so request.

Guide 115
Article 176

Notice of meetings and extraordinary meetings of the board of directors shall be delivered in person, by facsimile, by express delivery service and by registered mail. The time limits for the delivery of such notices are: for a board meeting, at least fourteen (14) days before the meeting; and for an extraordinary meeting, at least three (3) days before the meeting.

A notice of meetings shall contain the following contents: (1) date and place of the meeting; (2) duration of the meeting; (3) business to be discussed; and (4) date of notice.

Article 177	Notice of a meeting shall be deemed to have been given to any director who attends the meeting without protesting against, before or at its commencement, any lack of notice.
Article 178

Resolution of the board of directors may be decided on a poll or show of hands.

As long as all directors can fully express their opinions, a board meeting or an extraordinary meeting of the board of directors may be held by way of facsimile, during which resolutions may be passed and signed by participating directors. All such directors shall be deemed to be present in person at the meeting. When the number of directors who have signified their consent to a resolution reaches the number set out in Article 179, a valid resolution shall be deemed to have been passed.

Guide 120

Article 179

Meetings of the board of directors shall be held only if more than half of the directors (including any alternate director appointed pursuant to Article 180 of the Company’s Articles of Association) are present.

Guide 118
Each director shall have one (1) vote. A resolution of the board of directors must be passed by more than half of all of the directors of the Company.
Where there is an equality of votes cast both for and against a resolution, the Chairman of the board of directors shall have a casting vote.

When passing a resolution in relation to connected transaction at a board meeting, or where any director or any of its Associates (as defined under the Listing Rules of the Stock Exchange of Hong Kong) is connected with such resolution, such connected director shall excuse himself from the Board meeting, shall not have any voting rights in respect thereof, shall not exercise any voting right on behalf of other directors and shall not be counted as part of the quorum of the board meeting. Such board meeting can be convened where not less than half of the disinterested directors of the Company attend the meeting and any such resolutions shall be passed by at least half of the disinterested directors of the Company. If the number of disinterested directors present at is less than 3, the matter shall be presented to the shareholders for consideration at a general meeting.

Guide 119
Article 180

Directors shall attend the meetings of the board of directors in person. Where a director is unable to attend a meeting for any reason, he may by a written power of attorney appoint another director to attend the meeting on his behalf. The power of attorney shall set out the name of the attorney, issues under authorisation, scope of authorisation and valid period, which will be signed or sealed with the chop by the appointing director.

Guide 121
A Director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting

Article 181.	The board of directors shall keep minutes of resolutions passed at meetings of the board of directors. The minutes shall be signed by the directors present at the meeting, the board’s secretary and the person who recorded the minutes. The directors shall be liable for the resolutions of the board of directors. If a resolution of the board of directors violates the laws, administrative regulations or the Company’s Articles of Association and the Company suffers serious losses as a result thereof, the directors who participated in the passing of such resolution are liable to compensate the Company therefor. However, if it can be proven that a director expressly objected to the resolution when the resolution was voted on, and that such objection was recorded in the minutes of the meeting, such director may be released from such liability.

The minutes of the board meeting shall include the following contents: (1) date and place of the meeting and name of the convener; (2) names of participating directors and proxies; (3) agenda; (4) main points of directors’ speeches; (5) voting method for each matter and its result (the voting result should specify the number of votes for and against and abstentions).

Minutes of the board meeting shall be kept as the Company’s record for a period of not less than ten years.

Article 182

The board of directors shall formulate its rules of meetings to ensure its working efficiency and scientific decision.

The rules of meetings of the board of directors shall be drafted by the board of director of the Company and be considered and approved at the shareholders’ general meeting.

Guide 122

CHAPTER 11: SECRETARY OF THE BOARD

OF DIRECTORS

Article 183.	The Company shall have one (1) secretary to the board of directors. The secretary shall be a senior officer of the Company, who is nominated by the chairman of the board of directors, appointed or removed by the board of directors and accountable to the board of directors.	MP96 Guide 113

Article 184.	The secretary of the Company’s board of directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of directors. His primary responsibilities are as follows:	MP97 Guide 115

(1)     to prepare and deliver the board’s and general meeting’s reports and documents required by competent authorities in China;

(2)     to prepare and organise board meetings and shareholders’ general meetings; to take minutes of the meetings and to keep the meetings’ documents and records;

(3)     to be responsible for the Company’s information disclosure and to ensure the timeliness, accuracy, legality, authenticity and completeness of the Company’s disclosure;

(4)     to be responsible for the Company’s management for investors relation;

(5)     to actively co-operate with the independent directors in performing their duties;

(6)     to ensure that the Company’s registers of members are properly established, and that persons entitled to receive the Company’s records and documents are furnished therewith without delay;

(7)     other responsibilities specified in these Articles of Association and the listing rules of the stock exchanges where the Company’s shares are listed.

Article 185.	A director or senior officer of the Company may also act as the secretary of the board of directors. The certified public accountancy firm which has been appointed by the Company to act as its auditors shall not act as the secretary of the board of directors.	MP98

Where the office of secretary is held concurrently by a director, and an act is required to be done by a director and a secretary separately, the person who holds the office of director and secretary may not perform the act in a dual capacity.

CHAPTER 12: GENERAL MANAGER AND SENIOR OFFICERS ETC

Article 186.

The Company shall have a general manager who shall be appointed or dismissed by the board of directors. The Company shall have six to ten deputy general managers who will assist the general manager in his work, a financial controller and a chief engineer.

MP99 Guide 118 and 120

The board of directors may decide to appoint a member of the board of directors to act concurrently as the senior officers. However, the number of directors and staff director who act concurrently as the senior officers shall not exceed one half of the total number of directors. Any person serving as officers (excluding directors) at the Company’s controlling shareholder and de factor controller unit shall not act as the senior officer of the Company.

Guide 96, 126

The senior officers shall serve for a term of three (3) years. The term is renewable upon re-election.

The tenure of a senior officer shall commence from the date when he takes office until the end of the tenure. If an appointment is not made in time upon the termination of the tenure of the senior officer, the original senior officer(s) shall assume the responsibilities in accordance with the laws, administrative regulations, departmental rules and these Articles of Association before the new senior officer(s) take office.

Guide 127

Article 187.	The general manager shall be accountable to the board of directors and shall exercise the following functions and powers:	MP100 Guide 121

	(1) to be in charge of the Company’s production, operation and management, to organise the implementation of the resolutions of the board of directors and report to the board of directors;	Guide 128

(2) to organise the implementation of the Company’s annual business plan and investment proposal;

(3) to draft plans for the establishment of the Company’s internal management structure;

(4) to draft the Company’s basic management system;

(5) to formulate basic rules and regulations for the Company;

(6) to propose the appointment or dismissal of the Company’s senior officers;

(7)     to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

(8)     to draw up a package of staff’s salary, benefits, awards and penalty, as well as to decide the appointment and dismissal of the staff of the Company;

(9) to request the convening of an extraordinary meeting of the board;

(10) other powers conferred by these Articles of Association and the board of directors.

Article 188.

The general manager may, by means such as through the manager’s meeting of the Company, make decisions on the following operational matters:

(1) transactions falling within the following limit with respect to purchase or sale of assets, foreign investment (including entrusted financial management and entrusted loans), provision of financial assistance, entrusted or trusted asset or business management, entering of licence agreement, transfer or accept the transfer of research and development projects:

1. the total assets involved in a single transaction with amount more than 5% and below 25% of the Company’s latest audited total asset value;

2. a single investment more than 5% and below 25% of the Company’s latest audited net asset value;

3. the subject of a single transaction accounted for more than 5% and less than 25% of the Company’s latest audited income from principal operations for the latest financial year;

4. the subject of a single transaction accounted for more than 5% and less than 25% of the Company’s latest audited net profit for the latest financial year;

The transactions referred to in (1) of the first paragraph involving the provision of financial assistance and entrusted financial management, shall be calculated on accrued basis for twelve consecutive months according to the transaction categories and applicable approval limit proportion of the board of directors. When the Company conducts other transactions apart from the provision of financial assistance and entrusted financial management, applicable approval limit proportion of the board of directors regarding each transaction which is under the same category shall be calculated on the principle of accrued basis for twelve consecutive months. Transactions already approved by the Company in accordance with the principle of accrued basis shall not be included in the scope of accrual calculation.

The above transactions which involve public offer of securities that requires the approval of the China Securities Regulatory Commission shall be subject to approval of the shareholders’ general meeting of shareholders.

(2)     a loan with a single amount of less than 5% of the Company’s latest audited net asset value and, after such financing, the asset-liability ratio of the Company remains under 50%;

(3)     security or pledges of assets, a single amount of which is less than 5%, and a cumulative amount of which is less than 20% , of the Company’s latest audited net asset value.

Where decisions on operational matters involve connected transactions, such decisions shall be implemented in accordance with the relevant requirements of connected transactions.

Provision of regulatory authorities the Company is subject to within and outside the PRC that is of a stricter standard than this Article will be applicable accordingly.

Article 189.	The general manager shall attend meetings of the board of directors. The general manager, who is not a director, does not have any voting rights at board meetings.	MP101

Article 190.	The general manager shall, upon requests of the board of directors or supervisory committee, report to the board of directors or the supervisory committee on the signing and implementation of the Company’s material contracts, usage of capital and profit and loss. The general manager shall ensure authenticity of the reports.	Guide 123

Article 191.	Before drawing up a package concerning staff’s immediate interests, such as staff’s salary, benefits, safe production and labour, labour insurance, and dismissal of staff, the general manager should consult the trade union and the meeting of staff representatives.	Guide 124

Article 192.	The general manager shall formulate working rules of general manager and submit them to the board of directors for approval.	Guide 125

Article 193.	The general manager’s working rules shall include the following: (1) conditions and procedures of convening a general manager’s meeting, as well as the participants; (2) specific duties and division of labour among the senior officers; (3) the Company’s usage of funds and assets, limits on signing of material contracts and reporting system to the board of directors and supervisory committee; and (4) other matters which the board considers necessary.	Guide 126

Article 194.	The general manager and deputy general managers, in performing their functions and powers, shall act honestly and diligently and in accordance with laws, administrative regulations and these Articles of Association.	MP102

Article 195

The senior officers of the Company shall ensure that the information disclosed by the Company is true, accurate and complete.

The senior officers of the Company shall sign a written confirmation of opinion in connection with the regular report of the Company.

Article 196	The fiduciary duties concerning the directors in Article 215 and the duties of diligence in Article 216 (4) - (6) are also applicable to the senior officers.

Article 197	A senior officer may submit his resignation before the expiry of his term. The specific procedures and measures for resignation by the senior officers shall be governed by the labour contract being entered into by the senior officer and the Company.

CHAPTER 13: SUPERVISORY COMMITTEE

Article 198.	The Company shall have a supervisory committee. Each supervisor shall serve for a term of three (3) years, which term is renewable upon re-election and re-appointment.	MP103

Article 199.

The supervisory committee shall have one chairman and one vice chairman..

The election or removal of the chairman and vice chairman of the supervisory committee shall be determined by two-thirds or more of the members of the supervisory committee.

The chairman and vice chairman shall serve for a term of three (3) years, which term is renewable upon re-election and re-appointment.

MP104, C.5 Zheng Jian Hai Han [1995] No. 1 App.13 Pt.D 1(d)(i), Guide 143

Article 200

The tenure of a supervisor shall commence from the date when he takes office until the end of the tenure. If an appointment is not made in time upon the termination of the tenure of the senior officer so that a quorum of the supervisory committee is not met, the original senior officer(s) shall assume the responsibilities in accordance with the laws, administrative regulations, departmental rules and these Articles of Association before the new senior officer(s) take office.

Guike 138
Article 201	The supervisors of the Company shall ensure that the information disclosed by the Company is true, accurate and complete.	Guide 139

Article 202.

The supervisory committee shall comprise of five supervisors. Supervisors representing the shareholders shall be elected or removed by the shareholders in general meetings. Supervisors representing the employees of the Company shall be elected or removed democratically thereby.

MP105 Guide 149
Article 203	Under normal circumstances, the Company’s supervisory committee shall submit a list of candidates for supervisors (except for staff candidates for supervisors) to the shareholders’ general meeting. The Company’s shareholders and board of directors may nominate the candidates for supervisors according to these Articles of Association.

Article 204.	The directors and senior managers shall not act concurrently as supervisors.	MP106, Guide 135

Article 205.

Meetings of the supervisory committee shall be held at least once every six months, and shall be convened by the chairman of the supervisory committee. The supervisors may propose to convene the extraordinary meeting of the supervisory committee.

Where the chairman of the supervisory committee is unable to or does not perform the duty, the vice chairman of the supervisory committee shall preside the meeting. Where the vice chairman of the supervisory committee is unable to or does not perform the duty, a supervisor nominated by more than one-half of the supervisors shall perform the duty.

If a supervisor fails to attend two consecutive meetings of supervisory committee, he shall be deemed to have failed to discharge his duties. The shareholders’ general meeting or staff representatives’ meeting shall replace him.

MP107 Guide 132, Guide 145

Article 206.

The supervisory committee shall be accountable to the shareholders in a general meeting and shall exercise the following functions and powers in accordance with law:

(1) to review the regular reports of the Company prepared by the board of directors and give its opinion of review;

(2) to inspect the Company’s financial position;

(3) to supervise the directors and senior officers and to propose removal of a director or a senior officer who has contravened any law, administrative regulation, these Articles of Association or resolutions passed at a shareholders’ general meeting;

MP108 Guide 102, Guide 143

(4) to demand any director or senior officer who acts in a manner which is harmful to the Company’s interest to rectify such behaviour;

(5) to check the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the shareholders’ general meetings and to authorise, in the Company’s name, publicly certified and practising accountants to assist in the re-examination of such information should any doubt arise in respect thereof;

(6) to propose to convene a shareholders’ extraordinary general meeting and an extraordinary board meeting. Where the board of directors fails to convene or hold the general meeting of shareholders in accordance with the provisions of the Company Law, to convene and hold the shareholders’ general meeting;

(7) to propose resolutions to the shareholders’ general meeting;

(8) to initiate proceedings against the directors and senior officers in accordance with section 152 of the Company Law;

(9) to conduct investigation into any identified irregularities in the Company’s operations;

(10) other functions and powers specified in these Articles of Association.

Guide 140
Supervisors shall attend meetings of the board of directors, and make queries or recommendations to the matters resolved by the board of directors.

Article 207.

Notices of meetings and extraordinary meetings of the supervisory committee shall be delivered in person, by facsimile, by express delivery service or by registered mail. The time limits for the delivery of such notices are: for a supervisory meeting, at least five (5) days before the meeting; and for an extraordinary supervisory meeting, at least two (2) days before the meeting.

MP109, C.6 Zheng Jian Hai Han [1995] No. 1 App.13Pt.D 1(d)(ii)

Resolutions of the supervisory committee shall be passed by the affirmative vote of more than two-thirds of all of its members. Resolutions may be passed by a show of hands or by poll.

Notice of meetings shall contain the following contents: date and place of meeting; duration of meeting; business to be discussed; and date of notice.

Guide 139 and 142, 145
	Minutes shall be taken of the meetings of the supervisory committee. The participating supervisors and the person who records the minutes should sign the minutes. The supervisors shall have the right to request the record of his speech in the meeting for a particular illustrative description. The minutes of the meetings of the supervisory committee shall be kept as the Company’s record for at least ten years.	Guide 147

Article 208.

All reasonable fees incurred in respect of the employment of professionals (such as, lawyers, certified public accountants or practising auditors) which are required by the supervisory committee in the exercise of its functions and powers shall be borne by the Company.

MP110
Article 209

The supervisory committee shall formulate its rules of meetings to ensure its working efficiency and scientific decision.

The rules of meetings of the supervisory committee shall be drafted by the supervising committee of the Company and be considered and approved at the shareholders’ general meeting.

CHAPTER 14: THE QUALIFICATIONS AND DUTIES

OF THE DIRECTORS, SUPERVISORS AND SENIOR OFFICERS OF

THE COMPANY

Article 210.	A person may not serve as a director, supervisor or senior officer of the Company if any of the following circumstances apply:	MP112 Guide 78

(1) a person who does not have or who has limited capacity for civil conduct;

(2)     a person who has been sentenced for corruption, bribery, infringement of property or misappropriation of property or other crimes which destroy the social economic order, where less than a term of five (5) years has lapsed since the sentence was served, or a person who has been deprived of his political rights and not more than five (5) years have lapsed since the sentence was served;

(3)     a person who is a former director, factory manager or manager of a company or enterprise which has been dissolved or put into liquidation as a result of mismanagement and who was personally liable for the winding up of such company or enterprise, where less than three (3) years have elapsed since the date of completion of the insolvent liquidation of the company or enterprise;

(4)     a person who is a former legal representative of a company or enterprise the business licence of which was revoked due to violation of law and who are personally liable therefor, where less than three (3) years have elapsed since the date of the revocation of the business licence;

(5) a person who has a relatively large amount of debts which have become overdue;

(6) a person who is currently under investigation by judicial organs for violation of criminal law;

(7) a person who, according to laws and administrative regulations, cannot act as a leader of an enterprise;

(8) a person other than a natural person;

(9)     a person who has been convicted by the competent authority for violation of relevant securities regulations and such conviction involves a finding that such person has acted fraudulently or dishonestly, where not more than five (5) years have lapsed from the date of such conviction;

(10)   a person who has been restricted to enter the market by the China Securities Regulatory Commission and such restriction has not been lifted.

(11) a person who has been declared by a Stock Exchange in less than 2 years as an unsuitable candidate.

Article 211.	The validity of an act carried out by a director and senior officer of the Company on its behalf shall, as against a bona fide third party, shall not be affected by any irregularity in his office, election or any defect in his qualification.	MP113

Article 212.

In addition to the obligations imposed by laws, administrative regulations or the listing rules of the stock exchange on which shares of the Company are listed, each of the Company’s directors and senior officers owes a duty to each shareholder, in the exercise of the functions and powers of the Company entrusted to him:

(1) to act honestly and in the best interests of the Company;

(2) not to expropriate the Company’s property in any way, including (without limitation) usurpation of opportunities which benefit the Company;

(3) not to expropriate the individual rights of shareholders, including (without limitation) rights to distribution and voting rights, save and except pursuant to a restructuring of the Company which has been submitted to the shareholders for approval in accordance with these Articles of Association.

MP114 Guide 98

Article 213.	Each of the Company’s directors, and senior officers owes a duty, in the exercise of his powers and in the discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.	MP115

Article 214.	Each of the Company’s directors, supervisors and senior officers shall exercise his powers or perform his duties in accordance with the fiduciary principle; and shall not put himself in a position where his duty and his interest may conflict. This principle includes (without limitation) discharging the following obligations:	MP116

(1) to act honestly in the best interests of the Company;

(2) to act within the scope of his powers and not to exceed such powers;

(3)     to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in a general meeting, not to delegate the exercise of his discretion;

(4) to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

(5)     unless otherwise provided for in these Articles of Association or except with the informed consent of the shareholders given in a general meeting, not to enter into any contract, transaction or arrangement with the Company;

(6) not to use the Company’s property for his own benefit, without the informed consent of the shareholders given in a general meeting;

(7) not to exploit his position to accept bribes or other illegal income or expropriate the Company’s property in any way, including (without limitation) opportunities which benefit the Company;

(8) not to accept commissions in connection with the Company’s transactions, without the informed consent of the shareholders given in a general meeting;

(9)     to comply with these Articles of Association, to perform his official duties faithfully, to protect the Company’s interests and not to exploit his position and power in the Company to advance his own interests;

(10)   not to release any confidential information which he has obtained during his term of office, without the informed consent of the shareholders in a general meeting; nor shall he use such information otherwise than for the Company’s benefit, save that disclosure of such information to the court or other governmental authorities is permitted if:

Guide 97

(i)      disclosure is made under compulsion of law;

(ii)     public interests so warrants;

(iii)   the interests of the relevant director, supervisor, general manager, deputy general manager or other senior officer so requires.

Article 215

The fiduciary duties to be discharged by directors in complying with the laws, administrative regulations and these Articles are as follows:

(1) not to misappropriate the Company’s funds;

(2) not to use the Company’s assets or funds to set up deposit accounts in his own name or in the any other name;

(3) not to violate the provisions of these Articles and lend the Company’s funds or to use the Company’s assets to guarantee the debts of others with the approval of the shareholders’ general meeting or the board of directors;

(4) not to abuse his positions to obtain business opportunities for himself or others which should belong to the Company, to engage in same business of the Company by himself or for others;

(5) not to hamper the Company’s interests through its connected relationships;

(6) to perform other fiduciary duties as required by the laws, administrative regulations, departmental rules and these Articles of Association.

The income derived by the directors in violating this Article shall belong to the Company. Any loss incurred by the Company as a result of violating this Article shall be indemnified by the directors.

Guide 97
Article 216

The duties of diligence to be discharged by directors in complying with the laws, administrative regulations and these Articles of Association are as follows:

(1) to exercise the rights conferred upon them in a prudent, serious and diligent manner so as to ensure that the commercial activities carried out by the Company are in compliance with the laws and administrative regulations, as well as the requirements of various economic policies of the State and falls within the scope of business provided for in the business license;

(2) to treat all shareholders equally;

(3) to keep informed of the business operation and management of the Company is a timely manner;

(4) to sign a written confirmation or opinion in connection with the regular reports of the Company and to ensure that the information disclosed by the Company is true, accurate and complete;

(5) to inform the supervisory committee of the relevant circumstances and information that is in accordance with the facts, and shall not impede the supervisory committee or a supervisor from exercising their powers;

(6) to perform other fiduciary duties as required by the laws, administrative regulations, departmental rules and these Articles of Association.

Guide 98

Article 217.	Each director, supervisor and senior officers of the Company shall not direct the following persons or institutions (“associates”) to do which he is prohibited from so doing:	MP117

(1) the spouse or minor child of the director , supervisor or senior officer;

(2) the trustee of the director supervisor or senior officer or of any person described in sub-paragraph (1) above;

(3) the partner of that director, supervisor or senior officer or any person referred to in sub-paragraphs (1) and (2) of this Article;

(4)     a company in which that director , supervisor or senior officer, whether alone or jointly with one (1) or more of the persons referred to in sub-paragraphs (l), (2) and (3) of this Article and other directors, supervisors, general manager, deputy general managers and other senior officers, has de facto controlling interest;

(5) the directors, supervisors and senior officers of a company which is being controlled in the manner set out in sub-paragraph (4) above.

Article 218.	The fiduciary duties and duties of diligence of the directors, supervisors and senior officers may not necessarily be discharged by the resignation of the directors, supervisors, and senior officers of the Company becoming effective or expiry of the term with the procedures for handover having been duly completed. The duty of confidentiality in respect of trade secrets of the Company survives the termination of their tenure. Other duties may continue for such period as the principle of fairness may require depending on the amount of time which has lapsed between the termination and the act concerned and the circumstances and the terms under which the relationship between the relevant director, supervisor, general manager, deputy general manager and the senior officer on the on hand and the Company on the other hand was terminated.	MP118, Guide 101

Article 219.	Subject to Article 50, a director, supervisor or senior officer of the Company may be relieved of liability for specific breaches of his duty with the informed consent of the shareholders given at a general meeting, except in the circumstances as provided under Article 60.	MP119

Article 220.	Where a director , supervisor or senior officer of the Company is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract, transaction or arrangement or proposal therefor is otherwise subject to the approval of the board of directors.	MP120

Unless the interested director , supervisor or senior officer discloses his interests in accordance with the preceding sub-paragraph of this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the interested director , supervisor or senior officer is not counted as part of the quorum and refrains from voting, a contract, transaction or arrangement in which that director, supervisor, or senior officer is materially interested is voidable at the instance of the Company except as against a bona fide party thereto who does not have notice of the breach of duty by the interested director, supervisor or senior officer.

For the purposes of this Article, a director, supervisor or senior officer of the Company is deemed to be interested in a contract, transaction or arrangement in which his associate is interested.

Article 221.	Where a director , supervisor or senior officer of the Company gives to the board of directors a notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding Article to be a sufficient declaration of his interests, so far as the content stated in such notice is concerned, provided that such notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration by the Company.	MP121

Article 222.	The Company shall not pay taxes for or on behalf of a director , supervisor or other officer in any manner.	MP122

Article 223.

The Company shall not directly or indirectly make a loan to or provide any guarantee in connection with the making of a loan to a director , supervisor or senior officer of the Company or of the Company’s holding company or any of their respective associates.

The foregoing prohibition shall not apply to the following circumstances:

MP123

(1) the provision by the Company of a loan or a guarantee in connection with the making of a loan to its subsidiary:

(2)     the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds available to any of its directors supervisor and senior officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in a general meeting;

(3)     if the ordinary course of business of the Company includes the lending of money or the giving of guarantees, the Company may make a loan to or provide a guarantee in connection with the making of a loan to any of the relevant directors , supervisor and senior officers or their respective associates in the ordinary course of its business on normal commercial terms.

Article 224.	Any person who receives funds from a loan which has been made by the Company acting in breach of the preceding Article shall, irrespective of the terms of the loan, forthwith repay such funds.	MP124

Article 225.	A guarantee for the repayment of a loan which has been provided by the Company acting in breach of Article 223(1) shall not be enforceable against the Company, save in respect of the following circumstances:	MP125

(1)     the guarantee was provided in connection with a loan which was made to an associate of any of the directors, supervisor and senior officers of the Company or of the Company’s holding company and the lender of such funds did not know of the relevant circumstances at the time of the making of the loan; or

(2)     the collateral which has been provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.

Article 226.	For the purposes of the foregoing provisions of this Chapter, a “guarantee” includes an undertaking or property provided to secure the obligor’s performance of his obligations.	MP126

Article 227.	In addition to any rights and remedies provided by the laws and administrative regulations, where a director, supervisor or senior officer of the Company breaches the duties which he owes to the Company, the Company has a right:	MP127

(1) to demand such director, supervisor or senior officer to compensate it for losses sustained by the Company as a result of such breach;

(2)     to rescind any contract or transaction which has been entered into between the Company and such director, supervisor or senior officer or between the Company and a third party (where such third party knows or should have known that such director, supervisor or senior officer representing the Company has breached his duties owed to the Company);

(3) to demand such director, supervisor or senior officer to account for profits made as result of the breach of his duties;

(4) to recover any monies which should have been received by the Company and which were received by such director, supervisor or senior officer instead, including (without limitation) commissions; and

(5) to demand repayment of interest earned or which may have been earned by such director, supervisor or senior officer on monies that should have been paid to the Company.

Article 228.	The Company shall, with the prior approval of shareholders in a general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments include:	MP128

(1)     emoluments in respect of his service as director, supervisor or senior officer of the Company;

(2)     emoluments in respect of his service as director, supervisor or senior officer of any subsidiary of the Company;

(3)     emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

(4)     payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to the contract mentioned above.

Article 229.	The contract concerning the emoluments between the Company and its directors or supervisors should provide that in the event that the Company is acquired, the Company’s directors and supervisors shall, subject to the prior approval of shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. For the purposes of this paragraph, the acquisition of the Company includes any of the following:	MP129

(1)     an offer made by any person to the general body of shareholders;

(2)     an offer made by any person with a view to the offeror becoming a “controlling shareholder” within the meaning of Article 61.

If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.

Article 230	Without lawful authorization of these Articles or the board of directors, a director of the Company may not act personally on behalf of the Company or the board of directors. If he acts personally, he shall declare his own position and identity in advance where the acting would cause a third party to believe reasonably that he is acting on behalf of the Company or the board of directors.	Guide 102
Article 231	Any loss incurred by the Company as a result of the violation of laws, administrative regulations, departmental rules and these Articles of Association by the directors, supervisors and senior officers in performing the Company’s duties shall be indemnified by the directors, supervisors and senor officers.	Guide 103

CHAPTER 15: FINANCIAL AND ACCOUNTING

SYSTEMS, PROFIT DISTRIBUTION AND INTERNAL AUDIT

Article 232.	The Company shall establish its financial and accounting systems in accordance with laws, administrative regulations and PRC accounting standards formulated by the finance regulatory department of the State Council.	MP130

Article 233.	At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified in a manner prescribed by law.	MP131

Article 234.	The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports which the relevant laws, administrative regulations and directives promulgated by competent regional and central governmental authorities require the Company to prepare.	MP132

Article 235.	The Company’s financial reports shall be made available for shareholders’ inspection at the Company twenty (20) days before the date of every shareholders’ annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this Chapter.	MP133, C.7 Zheng Jian Hai Han [1995] No. 1 App.3 5

The Company shall deliver or send to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said reports not later than twenty-one (21) days before the date of every annual general meeting of the shareholders.

Article 236.	The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, be prepared in accordance with either international accounting standards, or that of the place outside the PRC where the Company’s shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the financial statements. In distributing its after-tax profits, the lower of the two amounts shown in the financial statements shall be adopted.	MP134

Article 237.	The Company shall publish or disclose and prepare its half year status or financial report according to the Chinese, as well as the overseas, accountancy and legal principles	MP135

Article 238.	The Company shall submit its annual financial reports, interim financial report and quarterly financial report to the competent securities authorities under the State Council	MP136 Guide 150

and relevant stock exchange within four months after the expiration of each fiscal year, within two months after the expiration of the first six months of each fiscal year and within one month after the expiration of the first three (3) months and the first nine (9) months of each fiscal year, respectively.

The above financial reports shall be prepared and announced in accordance with the provisions of the law, administrative regulations and departmental rules.

Article 239.	The Company shall not keep accounts other than those required by law. No assets of the Company shall be used to set up deposit accounts in any other name.	MP137 Guide 151

Article 240.

In the distribution of after-tax profits of a financial year, 10% of the profits shall be allocated to the statutory common reserve. No further allocation to the statutory common reserve is required where such reserve exceeds 50% of the registered capital of the Company.

Where the statutory common reserve is insufficient to make up losses of the previous financial year, the profits of a financial year shall be applied to make up such losses before allocation to the statutory common reserve shall be made in accordance with the above provision.

Upon the approval of the shareholders in general meeting, where the Company has made allocation to the statutory common reserve from the profits after tax, the Company may make allocation to the discretionary common reserve.

Any surplus of profits after the Company has made up losses and made allocations to the statutory common reserve may be distributed as dividends to shareholders in proportion to their shareholdings.

Where the Company or the board of directors, in breach of the above provisions, distribute dividends to shareholders before the Company has made up losses and made allocations to the statutory common reserve, such dividends distributed in breach of the above provisions shall be returned to the Company.

No profits shall be distributed in respect of the shares held by the Company.

Guide 152

Article 241.	Capital common reserve fund includes the following items:	MP138

(1) premium on shares issued at a premium price; (2) any other income designated for the capital common reserve fund by the regulations of the finance regulatory department of the State Council.

Article 242.

The common reserve fund of the Company shall be applied for the following purposes:

(1) to compensate losses;

(2) to expand the Company’s production and operation;

(3) to convert the common reserve fund into share capital in order to increase its capital. The Company may convert its common reserve fund into share capital with the approval of shareholders in a general meeting. When such conversion takes place, the Company shall either distribute new shares in proportion to the existing shareholders’ number of shares, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to share capital, the balance of the statutory common reserve fund may not fall below 25 % of the registered capital before the conversion.

Guide 153

Capital reserve fund shall not be used to make up losses of the Company.

Article 243.	Dividend shall be paid once a year. The shareholders shall by way of an ordinary resolution authorise the board of directors to declare and pay the interim and final dividends of the Company.

Article 244.	The Company may distribute dividends in the form of:	MP139

(1) cash; (2) shares.

Article 245.	Dividends of the Company to be distributed in the form of cash shall account for certain percentage of the Company’s net profit after statutory reserve for the corresponding accounting year.

Article 246.	The Company shall calculate, declare and pay dividends and other amounts which are payable to holders of Domestic-Invested Shares in Renminbi. The Company shall calculate and declare dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested Shares in Renminbi, and shall pay such amounts in the local currency of the place in which such Overseas-Listed Foreign-Invested Shares are listed (if such shares are listed in more than one place, then the currency of the principal place on which such shares are listed as determined by the board of directors).

Article 247.	The Company shall pay dividends and other amounts to holders of Foreign-Invested Shares in accordance with the relevant foreign exchange control regulations of the State. If there is no applicable regulation, the applicable exchange rate shall be the average exchange reference rate of Renminbi to the relevant foreign currency announced by the Bank of China during five (5) working days prior to the announcement of payment of dividend and other amounts.

Article 248.

The Company shall appoint receiving agents for holders of the Overseas-Listed Foreign-Invested Shares. Such receiving agents shall receive dividends which have been declared by the Company and all other amounts which the Company should pay to holders of Overseas-Listed Foreign-Invested Shares on such shareholders’ behalf.

The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the place at which the stock exchange on which the Company’s shares are listed or the relevant regulations of such stock exchange.

The receiving agents appointed for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

MP140, C.8 Zheng Jian Hai Han [1995] No. 1 App.13 Pt. D 1(c)

Article 249.	In case of any use of the Company’s capital not in compliance with the relevant laws and regulations by any shareholder, the cash dividends to be distributed to such shareholder shall be deducted by the Company in compensation for the shareholder’s use of the Company’s capital.

Article 250.	The Company implements an internal audit system. Special audit personnel will conduct internal audit supervision on the Company’s income and expenditure and economic activities.	Guide 152

Article 251.	The internal audit system and the duties of the audit personnel shall take effect upon approval by the board of directors. The person in charge of the audit shall be accountable and report to the board of directors.	Guide 153

CHAPTER 16: APPOINTMENT OF AUDITORS

Article 252.	The Company shall appoint an independent firm of accountants which is qualified under the relevant regulations of the State with relevant qualifications in securities affairs to audit the Company’s annual report and review the Company’s other financial reports.	MP141 Guide 158

The first auditors of the Company may be appointed before the first annual general meeting of the Company at the inaugural meeting. Auditors so appointed shall hold office until the conclusion of the first annual general meeting.

If the inaugural meeting does not exercise the powers under the preceding paragraph, those powers shall be exercised by the board of directors.

Article 253.	The auditors appointed by the Company shall hold office from the conclusion of the annual general meeting of shareholders at which they were appointed until the conclusion of the next annual general meeting of shareholders.	MP142

Article 254.

The auditors appointed by the Company shall enjoy the following rights:

(1)     a right to review to the books, records and vouchers of the Company at any time, the right to require the directors or senior officers of the Company to supply relevant information and explanations;

MP143

(2) a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the discharge of its duties;

(3)     a right to attend shareholders’ general meetings and to receive all notices of, and other communications relating to, any shareholders’ general meeting which any shareholder is entitled to receive, and to speak at any shareholders’ general meeting in relation to matters concerning its role as the Company’s accountancy firm.

Article 255.	The Company shall ensure the provision of true and complete accounting evidences, accounting books, financial statements and other financial information to the accounting firm it has engaged with withheld, omission and fraud.	Guide 160

Article 256.	If there is a vacancy in the position of auditor of the Company, the board of directors may appoint an accountancy firm to fill such vacancy before the convening of the shareholders’ general meeting. Any other accountancy firm which has been appointed by the Company may continue to act during the period during which a vacancy arises.	MP144

Article 257.	The shareholders in a general meeting may by ordinary resolution remove the Company’s	MP145

auditors before the expiration of its term of office, irrespective of the provisions in the contract between the Company and the Company’s auditors. However, the accountancy firm’s right to claim for damages which arise from its removal shall not be affected thereby.

Article 258.	The remuneration of an accountancy firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in a general meeting. The remuneration of an accountancy firm appointed by the board of directors shall be determined by the board of directors.	MP146

Article 259.	The Company’s appointment, removal or non-reappointment of an accountancy firm shall be resolved by the shareholders in a general meeting. Such resolution shall be filed with the State Council. The removal or non-reappointment of an accountancy firm shall be notified to the accounting firm seven days in advance.	MP147, C.9 Zheng Jian Hai Han [1995] No. 1 App.13 Pt.D 1(e)(i) Guide 162

Where a resolution at a general meeting of shareholders is passed to appoint as auditor a person other than an incumbent auditor, to fill a casual vacancy in the office of auditor, to reappoint as auditor a retiring auditor who was appointed by the board of directors to fill a casual vacancy or to remove an auditor before the expiration of his term of office, the following provisions shall apply:

(1)     A copy of the appointment or removal proposal shall be sent (before notice of meeting is given to the shareholders) to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year (leaving includes leaving by removal, resignation and retirement).

(2)     If the auditor leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representations, the Company shall (unless the representations have been received too late) take the following measures:

(a)     in any notice of the resolution given to shareholders, state the fact of the representations having been made; and

(b)     attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in these Articles of Association.

(3)     If the Company fails to send out the auditor’s representations in the manner set out in sub-paragraph (2) above, such auditor may (in addition to his right to be heard) require that the representations be read out at the meeting.

(4)     An auditor which is leaving its post shall be entitled to attend the following shareholders’ general meetings:

(a)     the general meeting at which its term of office would otherwise have expired;

(b)     the general meeting at which it is proposed to fill the vacancy caused by its removal; and

(c)     the general meeting which convened as a result of its resignation,

and to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which it attends on any part of the business of the meeting which concerns it as former auditor of the Company.

Article 260.	Prior notice should be given to the accountancy firm if the Company decides to remove such accountancy firm or not to renew the appointment thereof. Such accountancy firm shall be entitled to make representations at the shareholders’ general meeting. Where the accountancy firm resigns from its position as the Company’s auditors, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the Company.	MP148, C.10 Zheng Jian Hai Han [1995] No. 1 App.13 Pt.D 1(e)(ii)- (e)(iv)

An accountancy firm may resign its office by depositing at the Company’s legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:

(1)     a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or

(2)     a statement of any such circumstances.

Where a notice is deposited under the preceding sub-paragraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding sub-paragraph (2), a copy of such statement shall be placed at the Company for shareholders’ inspection. The Company should also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign Shares at the address registered in the register of shareholders.

Where the auditor’s notice of resignation contains a statement in respect of the above, it may require the board of directors to convene a shareholders’ extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

CHAPTER 17: INSURANCE

Article 261.	The different types or items of the Company’s insurance shall be insured in accordance with the relevant insurance law in China.

CHAPTER 18: LABOUR AND PERSONNEL

MANAGEMENT SYSTEMS

Article 262.	The Company may at its discretion employ and dismiss employees and enter into employment contracts with all employees based on the business development needs of the Company and in accordance with the requirements of the laws and administrative regulations of the State.

Article 263.	The Company may formulate its labour and payroll systems and payment methods in accordance with the relevant laws and regulations of the State and the economical benefits of the Company.

Article 264.	The Company shall endeavour to improve its employee benefits and to continually improve the working environment and living standards of its employees.

Article 265.	The Company shall provide pension, medical, educational, occupier disability and unemployment insurance for its employees and put in place a social security system, in accordance with the relevant laws and regulations of the State.

CHAPTER 19: TRADE UNIONS

Article 266.	The Company’s employees may form trade unions, carry on trade union activities and protect their legal rights. The Company shall provide the necessary conditions for such activities.

CHAPTER 20: MERGER AND DIVISION OF THE

COMPANY

Article 267.

In the event of the merger or division of the Company, a plan shall be presented by the Company’s board of directors and shall be approved in accordance with the procedures stipulated in these Articles of Association. The Company shall then go through the relevant approval process. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire such dissenting shareholders’ shareholding at a fair price. The contents of the resolution of merger or division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company.

Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares.

MP149

Article 268.	The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company.	MP150, App.37(1)

A company that absorbs other company is known as merger by absorption whereby the company being absorbed shall be dissolved. The merger of two or more companies by the establishment of a new company is known as merger by the establishment of a new company, whereby the merged companies shall be dissolved.

Guide 171
	In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s merger resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company’s merger resolution. Within thirty days the creditors receive the notice, or within forty-five days the notice is announced, the creditors may demand the Company to settle its debts or to provide corresponding guarantee.	Guide 172

At the time of merger, rights in relation to debtors and indebtedness of each of the merged parties shall be assumed by the company which survives the merger or the newly established company.

Article 269.

Where there is a division of the Company, its assets shall be divided up accordingly.

In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s division resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company’s division resolution.

MP151, App.37(1)

	Debts of the Company prior to division shall be assumed incidentally by the companies which exist after the division, except those debts that have otherwise separately agreed by the Company with the creditors in writing for the settlement of the debts before the division.	Guide 175

Article 270.	The Company shall, in accordance with law, apply for change in its registration with the companies registration authority where a change in any item in its registration arises as a result of any merger or division. Where the Company is dissolved, the Company shall apply for cancellation of its registration in accordance with law. Where a new company is established, the Company shall apply for registration thereof in accordance with law.	MP152

	When there is increase or reduction in the share capital of the Company, the Company shall apply for change in its registration with the company registration authority in accordance with the law.	Guide 177

CHAPTER 21: DISSOLUTION AND LIQUIDATION

Article 271.	The Company shall be dissolved and liquidated upon the occurrence of any of the following events:	MP153

(1) a resolution for dissolution is passed by shareholders at a general meeting;

(2) dissolution is necessary due to a merger or division of the Company;

(3) the Company is legally declared insolvent due to its failure to repay debts as they become due; and

(4)      the Company is ordered to close down because of its violation of laws and administrative regulations.

Sub-paragraphs (1) and (2) of the above shall be approved by the State Council’s foreign trade and economic authorities.

	(5) shareholders holding at least 10% of the shares of the Company may apply to the People’s Court to dissolve the Company if the Company experiences extreme difficulties in respect of its operation and management, which cannot otherwise be resolved, such that if the Company continues to operate, its shareholders will suffer significant losses.	Guide 178

Article 272.	A liquidation committee shall be set up within fifteen (15) days of the Company being dissolved pursuant to sub-paragraph (1) of the preceding Article, and the composition of the liquidation committee of the Company shall be determined by an ordinary resolution of shareholders in a general meeting. If a liquidation committee is not set up within the specified time limit, the creditors of the Company may apply to the people’s court to appoint designated persons to carry out the liquidation.	MP154 Guide 180

Where the Company is dissolved under sub-paragraph (3) of the preceding Article, the People’s Court shall in accordance with the provisions of relevant laws organise the shareholders, relevant organisations and relevant professional personnel to establish a liquidation committee to carry out the liquidation.

Where the Company is dissolved under sub-paragraph (4) of the preceding Article, the relevant governing authorities shall organise the shareholders, relevant organisations and professional personnel to establish a liquidation committee to carry out the liquidation.

Article 273.	Where the board of directors proposes to liquidate the Company for any reason other than the Company’s declaration of its own insolvency, the board shall include a statement in its notice convening a shareholders’ general meeting to consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the board of directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.	MP155

Upon the passing of the resolution by the shareholders in a general meeting for the liquidation of the Company, all functions and powers of the board of directors shall cease.

The liquidation committee shall act in accordance with the instructions of the shareholders’ general meeting to make a report at least once every year to the shareholders’ general meeting on the committee’s income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders’ general meeting on completion of the liquidation.

Article 274.	The liquidation committee shall, within ten (10) days of its establishment, send notices to creditors and shall, within sixty (60) days of its establishment, publish a public announcement in a newspaper at least three (3) times.	MP156, App.3 7(1)

A creditor shall, within thirty (30) days of receipt of the notice, or for creditors who have not personally received such notice, within forty five (45) days of the date of the first public announcement, report its rights to the liquidation committee. When reporting his rights, the creditor shall provide an explanation of matters which are relevant thereto and shall provide evidential material in respect thereof. The liquidation committee shall register the creditor’s rights.

No repayment shall be made by the liquidation committee during the period of reporting creditors’ rights.

Guide 182

Article 275.	During the liquidation period, the liquidation committee shall exercise the following functions and powers:	MP157

(1)      to sort out the Company’s assets and prepare a balance sheet and an inventory of assets respectively;

(2)      to send notify the creditors or to publish public announcements;

(3)      to dispose of and liquidate any unfinished businesses of the Company;

(4)      to pay all outstanding taxes and taxes incurred in the process of liquidation;

Guide 181

(5) to settle claims and debts; (6) to deal with the surplus assets remaining after the Company’s debts have been repaid;

(7) to represent the Company in any civil proceedings.

Article 276.	After it has sorted out the Company’s assets and after it has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders’ general meeting or to the relevant governing authority or the people’s court for confirmation.	MP158 Guide 183

The company’s assets shall be distributed in accordance with law or regulation. If there is no applicable law, such distribution shall be carried out in accordance with a fair and reasonable procedure determined by the liquidation committee.

Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the class of shares and the proportion of shares held.

During the liquidation period, the Company subsists but shall not commence any business activities not related to liquidation. Prior to the repayment in accordance of the previous paragraphs, the Company’s assets shall not be distributed to the shareholders.

Article 277.	If after putting the Company’s assets in order and preparing a balance sheet and an inventory of assets in connection with the liquidation of the Company, the liquidation committee discovers that the Company’s assets are insufficient to repay the Company’s debts in full, the liquidation committee shall immediately apply to the People’s Court for a declaration of insolvency.	MP159

After a Company is declared insolvent by a ruling of the People’s Court, the liquidation committee shall transfer all matters arising from the liquidation to the People’s Court.

Article 278.	Following the completion of the liquidation, the liquidation committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a Chinese registered accountant and submitted to the shareholders’ general meeting or the relevant governing authority or the people’s court for confirmation.	MP160 Guide 185

The liquidation committee shall, within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the companies registration authority and apply for cancellation of registration of the Company, and publish a public announcement relating to the termination of the Company.

Article 279

The members of the liquidation committee shall act fiducially and perform the obligations of liquidation pursuant to the law.

The members of the liquidation committee shall not take advantage of his office power, taking bribes or other illegal income or illegally taking possession of the assets of the Company.

The members of the liquidation committee shall indemnify the loss incurred by the Company or the creditors as a result of his willful act or serious misconduct.

Guide 186

Article 280	Where the Company is declared bankrupt pursuant to the law, bankruptcy liquidation shall be implemented pursuant to the relevant enterprise bankruptcy law.	Guide 187

CHAPTER 22: PROCEDURES FOR AMENDMENT

OF THE COMPANY’S ARTICLES OF ASSOCIATION

Article 281.

The Company may amend its Articles of Association in accordance with the requirements of laws, administrative regulations and the Company’s Articles of Association.

The Company shall amend these Articles of Association on the occurrence of any of the following events:

(1) The Company Law or the relevant laws or administrative regulations are amended and these Articles are in conflict with the amended laws or administrative regulations;

MP161 Guide 188

(2) There is change to the Company which makes it not consistent with these Articles of Association; (3) It has been approved by the shareholders in a general meeting to amend these Articles.

Article 282.

The Company’s Articles of Association shall be amended in the following manner:

(1)     The board of directors, supervisory committee and shareholders who individually or jointly hold 5% or more of the Company’s voting shares shall propose the manner in which the Company’s Article of Association shall be amended;

(2)     The foregoing proposal shall be furnished to the shareholders in writing and a shareholders’ meeting shall be convened;

(3)     The amendments shall be approved by votes representing more than two-thirds of the voting rights represented by the shareholders present at the meeting.

Guide 53

Article 283.	Amendment of the Company’s Articles of Association shall become effective upon receipt of approvals from the State Council’s foreign trade and economic authorities. Amendment involving the contents of the Mandatory Provisions of Overseas-Listed Companies’ Articles of Association shall become effective upon receipt of approvals from the State Council’s securities authorities and the companies approving department authorised by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for change in registration in accordance with law.	MP162

Article 284.	The board of directors shall amend these Articles of Association pursuant to the resolutions of shareholders in a general meeting for amendment of these Articles and the approval opinions of the competent authority.	Guide 190

Article 285.	If the amendment to the Articles of Association is a matter which is required by the relevant laws and regulations to be disclosed, an announcement shall be made in accordance with the provisions of those laws and regulations.	Guide 191

CHAPTER 23: DISPUTE RESOLUTION

Article 286.	The Company shall abide by the following principles for dispute resolution:	MP163

(1)     Whenever any disputes or claims arise between: holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested Shares and the Company’s directors, supervisors or senior officers; or holders of the Overseas-Listed Foreign-Invested Shares and holders of Domestic-Invested Shares, in respect of any rights or obligations arising from these Articles of Association, the Company Law or any rights or obligations conferred or imposed by the Company Law and special regulations (including other relevant laws) or any other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.

Where a dispute or claim of rights referred to in the preceding paragraph is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall, where such person is the Company, the Company’s shareholders, directors, supervisors or senior officers of the Company, comply with the arbitration.

C.11 Zheng Jian Hai Han [1995] No. 1

Disputes in respect of the definition of shareholders and disputes in relation to the register of shareholders need not be resolved by arbitration.

(2)     A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Centre in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects for arbitration to be carried out at Hong Kong International Arbitration Centre, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Centre.

(3)     If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC shall apply, save as otherwise provided in the laws and administrative regulations.

(4) The award of an arbitral body shall be final and conclusive and binding on all parties.

Article 287.

Definitions:

(1) de facto controller means a party that is not a shareholder of the company, but shall be capable to control the act of the Company through investment relationship, agreement or other arrangements.

(2) Connected relationship means the relationship between the controlling shareholder of the Company, its de facto controller, directors, supervisors, senior officers and enterprises directly or indirectly controlled by it, as well as other relationships that may result in the transfer of the Company’s interests. However, state-owned enterprises do not have connected relationship solely as a result of being controlled by the State.

Guide 192

CHAPTER 24: SUPPLEMENTARY

Article 288.	The rules of meetings of the shareholders’ general meeting, the board of directors and the supervisory committee are attached as Appendices to these Articles. In the event that the rules of meetings of the shareholders’ general meeting, the board of directors and the supervisory committee are in conflict with these Articles, these Articles shall prevail.

Article 289.	If a notice of the general meeting of shareholders, board meeting or meeting of the supervisory committee is issued by hand, the date when the recipient signed or stamped to acknowledge receipt of the same shall be regarded as the date of service of the notice. If the notice is issued by post, the seventh day from the date it is delivered to the post office shall be regarded as the date of service of the notice. If a notice of the Company is issued by public announcement, it shall be deemed received by the relevant officers once announced.	Guide 168

Article 290.	If a notice of meeting is accidentally omitted to be sent to any person who is entitled to receive pursuant to Article 168 of these Articles or that person has not received such a notice of meeting, it will not cause the meeting and any resolution made therein to be void.

Article 291.	Unless otherwise provided, the Company shall, where it is making a public announcement in the prescribed or approved manner, issue or deliver any notice or announcement in at least one (1) national newspaper which has been approved by the State Council Securities Policy Committee. And, where possible, to publish such notice or announcement in English and in Chinese on the same day in a major Chinese and a major English newspaper in Hong Kong respectively.

Article 292.	In these Articles of Association, references to “accountancy firm” shall have the same meaning as “auditors”.	MP165

Article 293.	These Articles of Association are written in Chinese and English. Both text shall be equally valid. If there is any discrepancy between the two versions, the Chinese version of the Articles of Association most recently filed at the Shandong Administration of Industry and Commence shall prevail.	Guide 194

Article 294	The expressions of “above”, “within” and “below” shall include the figures mentioned whilst the expression of “less than” shall not include the figures mentioned.	Guide 195

Article 295	These Articles of Association shall be interpreted by the Company’s board of directors.